Exhibit 4.2

EXECUTION COPY

TEREX CORPORATION

as Issuer

HSBC BANK USA, NATIONAL ASSOCIATION

as Trustee

Second Supplemental Indenture

Dated as of June 3, 2009

Supplemental to Indenture

Dated as of July 20, 2007

4.00% Convertible Senior Subordinated Notes Due 2015

TEREX CORPORATION

RECONCILIATION AND TIE BETWEEN TRUST

INDENTURE ACT OF 1939 AND INDENTURE

Trust Indenture Act Section	Indenture Section

310 (a)	N.A.
(b)	N.A.
(c)	N.A.
311 (a)	N.A.
(b)	N.A.
(c)	N.A.
312 (a)	N.A.
(b)	N.A.
(c)	N.A.
313 (a)	N.A.
(b)	N.A.
(c)	N.A.
(d)	N.A.
314 (a)	2.03
(b)	N.A.
(c)(1)	N.A.
(c)(2)	N.A.
(c)(3)	N.A.
(d)	N.A.
(e)	N.A.
(f)	N.A.
315 (a)	N.A.
(b)	N.A.
(c)	N.A.
(d)	N.A.
(e)	N.A.
316 (a)(1)(A)	5.02
(b)	N.A.
(c)	N.A.
317 (a)	N.A.
(b)	N.A.
318 (a)	12.01

N.A. means not applicable.

____________________

Note:

This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Supplemental Indenture.

TABLE OF CONTENTS

____________________

i

ARTICLE 6
CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 6.01.	Consolidation, Merger and Sale of Assets	26

ARTICLE 7
SATISFACTION AND DISCHARGE

Section 7.01.	Satisfaction and Discharge of the Supplemental Indenture	27

ARTICLE 8
SUPPLEMENTAL INDENTURES

Section 8.01.	Supplemental Indentures Without the Consent of Holders	27

ARTICLE 9
INAPPLICABLE PROVISIONS OF THE BASE INDENTURE

Section 9.01.	Redemption of Securities	29
Section 9.02.	Sinking Funds	29

ARTICLE 10
CERTAIN COVENANTS

Section 10.01.	Future Subsidiary Guarantors	29
Section 10.02.	Limitation on Other Senior Subordinated Indebtedness	29

ARTICLE 11
SUBORDINATION

Section 11.01.	Subordination	30

ARTICLE 12
MISCELLANEOUS

Section 12.01.	Trust Indenture Act	30
Section 12.02.	Separability	30
Section 12.03.	Benefits of Indenture	30
Section 12.04.	Governing Law	30
Section 12.05.	Calculations	31

ii

SECOND SUPPLEMENTAL INDENTURE, dated as of June 3, 2009, between TEREX CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware, as issuer (the “Company”) and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, as trustee (the “Trustee”) under the Indenture, dated as of July 20, 2007, between the Company and the Trustee (as amended or supplemented from time to time in accordance with the terms thereof, the “Base Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee entered into the Base Indenture to provide for the issuance from time to time of the Company’s unsecured subordinated indebtedness (including instruments in global, temporary or definitive form) to be issued in one or more series (hereinafter called the “Securities”) as the Base Indenture provides;

WHEREAS, Section 901 of the Base Indenture provides, among other things, that the Company and the Trustee may enter into indentures supplemental to the Base Indenture without the consent of any Holder of Securities, to establish the form of any Security, as permitted by Section 201 of the Base Indenture, and to provide for the issuance of the Notes (as defined below), as permitted by Section 301 of the Base Indenture, and to set forth the terms thereof;

WHEREAS, pursuant to Section 201 of the Base Indenture, the Company desires to execute this Supplemental Indenture to establish the form, and pursuant to Section 301 of the Base Indenture to provide for the issuance, of a series of its Securities designated as 4.00% Convertible Senior Subordinated Notes due 2015 (the “Notes”), in an initial aggregate principal amount of $172,500,000. The Notes are a series of Securities as referred to in Section 301 of the Base Indenture;

WHEREAS, the Company may, if permitted to do so pursuant to the terms of the Base Indenture and this Supplemental Indenture (collectively, the “Indenture”), the Notes and the terms of its other indebtedness existing on such future date, authorize the issuance of, if and when issued, Additional Notes (as defined in Section 2.01 herein) which may be offered subsequent to the issue date of the Notes in accordance with this Supplemental Indenture, pursuant to this Supplemental Indenture, and the Company and the Trustee have agreed that the Company shall issue and deliver, and the Trustee shall authenticate, the Notes, including any Additional Notes, pursuant to the terms of the Indenture and substantially in the form set forth as Exhibit A, attached hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture;

WHEREAS, this Supplemental Indenture shall be subject to and governed by the provisions of the Trust Indenture Act;

WHEREAS, the execution of this Supplemental Indenture has been duly authorized by the Board of Directors and all things necessary to make this Supplemental Indenture, when executed and delivered by the Company, a valid, binding and legal instrument according to its terms have been done and performed;

WHEREAS, all things necessary have been done to make the Notes, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, in accordance with their terms; and

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01.  Scope of Supplemental Indenture.  The changes, modifications and supplements to the Base Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Base Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements.  The provisions of this Supplemental Indenture shall supersede any corresponding provisions in the Base Indenture.

Section 1.02.  Definitions.  For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)

the terms defined in this Article 1 have the meanings assigned to them in this Article and include the plural as well as the singular;

(b)

all words, terms and phrases defined in the Base Indenture (but not otherwise defined herein) shall have the same meanings as in the Base Indenture;

(c)

all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the meanings assigned to them therein; and

(d)

the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision.

“Additional Interest” has the meaning specified in Section 5.04.

“Additional Notes” has the meaning specified in Section 2.01.

“Additional Shares” has the meaning specified in Section 4.06(a).

“Agent Members” has the meaning specified in Section 2.02(a).

“Bankruptcy Law” means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.

“Base Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Bid Solicitation Agent” means the Company or such other Person as may be appointed, from time to time, by the Company without prior notice to the Holders of the Notes to solicit market bid quotations for the Notes in accordance with Section 4.01(a)(ii).

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or to be closed.

“Clause A Distribution” has the meaning specified in Section 4.04(c).

“Clause B Distribution” has the meaning specified in Section 4.04(c).

“Clause C Distribution” has the meaning specified in Section 4.04(c).

“Close of Business” means 5:00 p.m., New York City time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the shares of common stock, par value $0.01 per share, of the Company as such common stock exists on the date of this Supplemental Indenture (or any subsequent common stock or other property included in Reference Property as set forth in Section 4.07).

“Continuing Director” means, as of any date of determination, any member of the Board of Directors of the Company who was:

(i)

a member of the Company’s Board of Directors on the date of the first issuance of the Notes; or

(ii)

nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board of Directors at the time of such nomination or election.

“Conversion Agent” means the Trustee or such other office or agency designated by the Company where Notes may be presented for conversion.  The Conversion Agent shall initially be the Trustee.

“Conversion Date” has the meaning specified in Section 4.02(c).

“Conversion Notice” has the meaning specified in Section 4.02(c).

“Conversion Price” means, in respect of each $1,000 principal amount of Notes, as of any date, $1,000, divided by the Conversion Rate in effect on such date.

“Conversion Rate” means, initially, 61.5385 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment as set forth herein.

“Custodian” means the Trustee, as custodian with respect to the Notes (so long as the Notes constitute Global Securities), or any successor entity.

“Daily Conversion Value” means, for each of the 25 consecutive Trading Days during the Observation Period, 4% of the product of (i) the applicable Conversion Rate on such Trading Day and (ii) the Daily VWAP of the Common Stock on such Trading Day.

“Daily Settlement Amount” has the meaning specified in Section 4.03(b).

“Daily Share Amount” has the meaning specified in Section 4.03(b)(ii).

“Daily VWAP” means, for each of the 25 consecutive Trading Days during the Observation Period, the per share volume-weighted average price for Common Stock as displayed under the heading “Bloomberg VWAP” on Bloomberg page “TEX <equity> AQR” (or its equivalent successor if such page is not applicable or available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or, if such volume-weighted average price is unavailable, the market value of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for such purpose by the Company).  The Daily VWAP will be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Designated Senior Subordinated Indebtedness” means the Company’s 8.00% Senior Subordinated Notes due 2017 and any other Indebtedness of the Company that is subordinate or junior in right of payment to any other Indebtedness of the Company pursuant to a written agreement to that effect; provided, however, that Designated Senior Subordinated Indebtedness shall not include the Company’s 7⅜% Senior Subordinated Notes due 2014.

“DTC” means The Depository Trust Company.

“Effective Date” has the meaning specified in Section 4.06(c).

“Event of Default” has the meaning specified in Section 5.01.

“Ex-Dividend Date” means, in respect of any dividend or distribution, the first date upon which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such dividend or distribution.

“Fundamental Change” will be deemed to have occurred at the time after the Notes are originally issued if any of the following occurs:

(i) a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than the Company or any Subsidiaries of the Company or any employee benefit plan of the Company or such Subsidiaries, has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of the Company’s common equity representing more than 50% of the voting power in the aggregate of all classes of common equity of the Company outstanding entitled to vote generally in elections of its directors;

(ii) consummation of (A) any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination) as a result of which the Common Stock would be exchanged for, stock, other securities, other property or assets or (B) any share exchange, consolidation or merger involving the Company pursuant to which the Common Stock will be exchanged for cash, securities or other property or any sale, lease or other transfer in one transaction or a series of related transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, to any Person other than one of its Subsidiaries other than any transaction:

(x)

involving a consolidation or merger that does not result in a reclassification, conversion, exchange or cancellation of the outstanding Common Stock;

(y)

where the holders of more than 50% of all classes of the Company’s common equity immediately prior to such transaction that is a statutory share exchange, consolidation or merger own, directly or indirectly, more than 50% of all classes of common equity of the continuing or surviving entity or transferee or the parent entity thereof immediately after such transaction; or

(z)

that is effected solely to change the Company’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of the Common Stock solely into shares of common stock of the surviving entity;

(iii) the Continuing Directors cease to constitute at least a majority of the Company’s Board of Directors;

(iv) the Company’s shareholders approve any plan or proposal for its liquidation or dissolution; or

(v) the Common Stock (or other capital stock underlying the Notes) ceases to be listed or quoted on the New York Stock Exchange, the NASDAQ Global Select Market or the NASDAQ Global Market (or any of their successors).

For the avoidance of doubt, in determining whether a Fundamental Change has occurred, any event or transaction that would constitute a Fundamental Change under both clause (i) and clause (ii) of this definition (determined without giving effect to the exception set forth in Section 3.01(b)), shall be analyzed solely pursuant to clause (ii) above.

“Fundamental Change Company Notice” has the meaning specified in Section 3.03.

“Fundamental Change Purchase Date” has the meaning specified in Section 3.01.

“Fundamental Change Purchase Notice” has the meaning specified in Section 3.02(a)(i).

“Fundamental Change Purchase Price” has the meaning specified in Section 3.01.

“Indenture” has the meaning specified in the fourth paragraph of the recitals of this Supplemental Indenture.

“Initial Notes” has the meaning specified in Section 2.01.

“Interest Payment Date” means, with respect to the payment of interest on the Notes, each June 1 and December 1 of each year, beginning on December 1, 2009.

“Last Reported Sale Price” of Common Stock on any date means the closing sale price per share of the Common Stock (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which the Common Stock is traded.  If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by Pink Sheets LLC or a similar organization.  If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

“Make-Whole Fundamental Change” means any transaction or event that constitutes a Fundamental Change described in clauses (i), (ii) or (v) of the definition of Fundamental Change (determined after giving effect to any exceptions or exclusions to such definition, but without regard to the exception in clause (ii) of such definition) other than a transaction that would not result in the Company being required to repurchase Notes as a result of Section 3.01(b).

“Market Disruption Event” means for the purposes of determining payment upon conversion (i) a failure by the principal U.S. national securities or regional securities exchange or market on which the Common Stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence for more than one half-hour period in the aggregate on any Scheduled Trading Day for the Common Stock of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock, and such suspension or limitation occurs or exists at any time before 1:00 p.m., New York City time.

“Measurement Period” has the meaning specified in Section 4.01(a)(ii).

“Merger Event” has the meaning specified in Section 4.07(a).

“Note” or “Notes” has the meaning specified in the third paragraph of the recitals of this Supplemental Indenture, and shall include any Additional Notes issued pursuant to Section 2.01 hereof.

“Observation Period” means, with respect to any Note:

(i)

if the relevant Conversion Date occurs prior to the 30th Scheduled Trading Day preceding June 1, 2015, the 25 consecutive Trading Day period beginning on and including the second Scheduled Trading Day after such Conversion Date; and

(ii)

if the relevant Conversion Date occurs on or after the 30th Scheduled Trading Day preceding June 1, 2015, the 25 consecutive Trading Days beginning on and including the 27th Scheduled Trading Day immediately preceding June 1, 2015.

“Open of Business” means 9:00 a.m., New York City time.

“Paying Agent” has the meaning set forth in the Base Indenture, which shall initially be the Trustee, and shall be the Person authorized by the Company to pay the principal amount of, interest on, or Fundamental Change Purchase Price of, any Notes on behalf of the Company.

“Physical Notes” means certificated Notes that are not in global form and are Registered Securities issued in denominations of $1,000 principal amount and multiples thereof.

“Place of Payment” means, for purposes of the Notes, New York City, New York.

“Prospectus Supplement” means the final Prospectus Supplement of the Company, dated May 28, 2009, relating to the Notes.

“Publicly Traded Securities” means, in respect of a transaction described in clause (ii) of the definition of Fundamental Change, capital stock traded on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Global Select Market (or any or their respective successors) or which will be so traded or quoted when issued or exchanged in connection with such a Fundamental Change.

“Reference Property” has the meaning specified in Section 4.07(a).

“Registered Security” means any Security registered in the Security Register.

“Regular Record Date” means, with respect to the payment of interest on the Notes, the May 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on June 1 and the November 15 (whether or not a Business Day) immediately preceding an Interest Payment Date on December 1.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading.  If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Settlement Amount” has the meaning specified in Section 4.03(a).

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the Commission as in effect on the issue date of the Notes.

“Spin-Off” has the meaning specified in Section 4.04(c)(iii).

“Stated Maturity” means, with respect to any Note and the payment of the principal amount thereof, June 1, 2015.

“Stock Price” has the meaning specified in Section 4.06(c).

“Subsidiary Guarantee” means a Guarantee by a Subsidiary Guarantor of the Company’s obligations with respect to the Notes.

“Subsidiary Guarantor” means any Subsidiary of the Company that Guarantees the Company’s obligations with respect to the Notes.

“Trading Day” means, except as otherwise provided in Section 4.03(e), a day on which (i) trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S.national or regional securities exchange, in the principal other market on which the Common Stock is then traded, and (ii) a Last Reported Sale Price for the Common Stock is available on such securities exchange or market.  If the Common Stock (or other security for which a closing sale price must be determined) is not so listed or traded, “Trading Day” means a Business Day.

“Trading Price” of the Notes on any date of determination means the average of the secondary market bid quotations obtained by the Bid Solicitation Agent for $5 million principal amount of the Notes at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers selected by the Company; provided that, if three bids cannot reasonably be obtained by the Bid Solicitation Agent but only two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used.  If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5 million principal amount of the Notes from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.

“Trading Price Condition” has the meaning specified in Section 4.01(a)(ii).

“Trigger Event” has the meaning specified in Section 4.04(c).

“Unit of Reference Property” has the meaning specified in Section 4.07(a).

“U.S.” means the United States of America.

“Valuation Period” has the meaning specified in Section 4.04(c).

ARTICLE 2

THE SECURITIES

Section 2.01.  Designation, Principal Amount and Terms.  There is hereby authorized and established pursuant to Section 301 of the Base Indenture, a series of Securities designated as the “4.00% Convertible Senior Subordinated Notes Due 2015,” and initially limited in aggregate principal amount to $172,500,000.  The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiples thereof.

The principal amount of Notes then outstanding shall be payable at Stated Maturity.

The Company may, at any time, without the consent of the Holders of the Notes, hereafter issue additional notes of the same series as the Notes (“Additional Notes”) under the Indenture in the same currency and having the same interest rate, maturity and other terms (other than the payment of interest accruing prior to the issue date of such Additional Notes and, at the option of the Company, the first payment of interest following the issue date of such Additional Notes) and with the same CUSIP numbers as the Notes issued on the date of this Supplemental Indenture (the “Initial Notes”) in an unlimited aggregate principal amount; provided that such Additional Notes must be part of the same issue as the Initial Notes for U.S. federal income tax purposes.  Any such Additional Notes shall constitute a single series together with the Initial Notes for all purposes hereunder, including, without limitation, for purposes of any waivers, supplements or amendments to the Indenture requiring the approval of Holders of the Notes and any offers to purchase the Notes. All provisions of the Indenture shall be construed and interpreted to permit the issuance of such Additional Notes and to allow such Additional Notes to become fungible and interchangeable with the Initial Notes issued under the Indenture. No Additional Notes may be issued if an Event of Default under the Indenture has occurred and is continuing with respect to the Notes.

The Form of Note, the Form of Notice of Conversion, the Form of Fundamental Change Purchase Notice, the Form of Assignment and Transfer and the Form of Subsidiary Guarantee, shall be substantially as set forth in Exhibits A, B, C, D and E, respectively, hereto, which are incorporated into and shall be deemed a part of this Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and the Notes may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined to be necessary or appropriate by the officers of the Company executing such Notes, as evidenced by their execution of the Notes.

Section 2.02.  Book-entry Provisions for Global Securities.  (a)  The Notes initially shall be issued in the form of one or more Global Securities without interest coupons (i) registered in the name of Cede & Co., as nominee of the Depositary and (ii) delivered to the Trustee as custodian for the Depositary.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Supplemental Indenture or the Base Indenture with respect to any Global Note held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and Cede & Co., or such other Person designated by the Depositary as its nominee, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of any Holder.

(b)

If DTC continues as depositary for the Common Stock, each Holder of Physical Notes must rely on the procedures of DTC with respect to payment and delivery of Common Stock, if any, received by such Holder upon exercise of its Conversion Rights (and, if the Holder is not an Agent Member, on the procedures of the Agent Members through which the Holder owns its interest).

Section 2.03.  Reporting Requirement.  Section 704 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 704. Reports by Company. The Company shall deliver to the Trustee within 15 days after the same are required to be filed with the Commission, copies of the quarterly and annual reports and of the information, documents and other reports, if any, that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act), and the Company shall otherwise comply with the requirements of Trust Indenture Act Section 314(a).  Any quarterly or annual report or other information, document or other report that the Company files with the Commission pursuant to Section 13 or 15(d) of the Exchange Act on the Commission’s EDGAR system (or any successor system) shall be deemed to constitute delivery of such filing to the Trustee as of the time such documents are filed via EDGAR or any successor system.

ARTICLE 3

FUNDAMENTAL CHANGES AND PURCHASES THEREUPON

Section 3.01.  Purchase at the Option of Holders Upon a Fundamental Change.  (a)  If a Fundamental Change occurs at any time, then each Holder of Notes shall have the right, at such Holder’s option, to require the Company to purchase for cash any or all of such Holder’s Notes, or any portion of the principal amount thereof, that is equal to $1,000 or a multiple of $1,000, on a date specified by the Company that is no earlier than the 30th calendar day following the date of, and no later than the 60th calendar day following the date of, delivery of the Fundamental Change Company Notice (the “Fundamental Change Purchase Date”), at a purchase price equal to 100% of the principal amount thereof, together with accrued and unpaid interest, including any Additional Interest thereon, to, but excluding, the Fundamental Change Purchase Date (the “Fundamental Change Purchase Price”); provided, however, that if a Fundamental Change Purchase Date is after a Regular Record Date and on or prior to the Interest Payment Date to which such Regular Record Date relates, then the full amount of accrued and unpaid interest payable in respect of such Interest Payment Date shall be payable to the Holders of record as of the corresponding Regular Record Date and the Fundamental Change Purchase Price shall be equal to 100% of the principal amount of the Notes to be purchased pursuant to this Article 3.  The requirement for the Company to purchase any Notes on the Fundamental Change Purchase Date will be subject to extension to comply with applicable law.

(b)

Notwithstanding the foregoing, a Holder shall not have the right to require the Company to repurchase its Notes as a result of a Fundamental Change set forth in clause (ii) of the definition thereof if at least 90% of the consideration received or to be received by the holders of the Common Stock, excluding cash payments for fractional shares, in connection with the transaction or transactions constituting the Fundamental Change consists of Publicly Traded Securities and, as a result of such transaction or transactions, the Notes become convertible into such Publicly Traded Securities, excluding cash payments for fractional shares, subject to the provisions set forth under Section 4.03 of this Supplemental Indenture.

Section 3.02.  Fundamental Change Purchase Notice.  (a)  Purchases of Notes under Section 3.01 shall be made, at the option of the Holder thereof, upon:

(i)

delivery to the Paying Agent by a Holder of a duly completed notice (the “Fundamental Change Purchase Notice”) in the form set forth on the reverse of the Note as Exhibit C thereto entitled “Form of Fundamental Change Purchase Notice”, if the Notes are Physical Notes, or in compliance with the Depositary’s procedures for tendering interests in Global Securities, if the Notes are not Physical Notes, in each case, at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date; and

(ii)

delivery of the Notes, in the case of Physical Notes, to the Paying Agent appointed by the Company (together with all necessary endorsements for transfer), or book-entry transfer of the Notes, in compliance with the procedures of the Depositary, such delivery or transfer being a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor.

(b)

The Fundamental Change Purchase Notice in respect of any Notes to be purchased shall state:

(i)

if such Notes are Physical Notes, the certificate numbers of such Notes;

(ii)

the portion of the principal amount of such Notes to be purchased, which must be $1,000 or a multiple thereof; and

(iii)

that such Notes are to be purchased by the Company pursuant to the applicable provisions of the Notes and the Indenture;

provided, however, that if such Notes are represented by Global Securities, the Fundamental Change Purchase Notice must also comply with appropriate procedures of the Depositary.

(c)

Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Purchase Notice contemplated by this Section 3.02 shall have the right to withdraw, in whole or in part, such Fundamental Change Purchase Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.06.

(d)

The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written notice of withdrawal thereof.

Section 3.03.  Fundamental Change Company Notice.  (a)  At any time on or before the 15th Business Day after the occurrence of a Fundamental Change, the Company shall provide to all Holders of record of the Notes, the Trustee and the Paying Agent (in the case of any Paying Agent other than the Trustee) a notice (the “Fundamental Change Company Notice”) of the occurrence of such Fundamental Change and of the purchase right at the option of the Holders arising as a result thereof.  Such notice shall be sent by first class mail or, in the case of any Global Securities, in accordance with the procedures of the Depositary for providing notices.  Simultaneously with providing such Fundamental Change Company Notice, the Company shall publish a notice containing the information included therein in a newspaper of general circulation in New York City, New York or shall publish such information on the Company’s website or through such other public medium as the Company may use at such time.

(b)

Each Fundamental Change Company Notice shall specify:

(i)

the events causing a Fundamental Change;

(ii)

the date of the Fundamental Change;

(iii)

the last date on which a Holder of Notes may exercise the repurchase right pursuant to this Article 3;

(iv)

the Fundamental Change Purchase Price;

(v)

the Fundamental Change Purchase Date;

(vi)

the name and address of the Paying Agent and the Conversion Agent, if applicable;

(vii)

if applicable, the applicable Conversion Rate and any adjustments to the applicable Conversion Rate;

(viii)

if applicable, that the Notes with respect to which a Fundamental Change Purchase Notice has been delivered by a Holder may be converted only if the Holder withdraws the Fundamental Change Purchase Notice in accordance with the Indenture; and

(ix)

the procedures that Holders must follow to require the Company to purchase their Notes.

(c)

No failure of the Company to give the foregoing notices and no defect therein shall limit the purchase rights of the Holders of Notes or affect the validity of the proceedings for the purchase of the Notes pursuant to this Article 3.

Section 3.04.  No Payment Following Acceleration of the Notes.  There shall be no purchase of any Notes pursuant to this Article 3 if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded on or prior to the Fundamental Change Purchase Date.  The Paying Agent will promptly return to the respective Holders thereof any Physical Notes held by it following acceleration of the Notes and shall deem canceled any instructions for book-entry transfer of the Notes in compliance with the procedures of the Depositary, in which case, upon such return and cancelation, the Fundamental Change Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 3.05.  Effect of Fundamental Change Purchase Notice.  Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 3.02, the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn in accordance with Section 3.06) thereafter be entitled to receive solely the Fundamental Change Purchase Price in cash with respect to such Note.  Such Fundamental Change Purchase Price shall be paid in cash to such Holder, subject to receipt of funds by the Paying Agent, on the later of (x) the Fundamental Change Purchase Date with respect to such Note (provided the conditions in Section 3.02 have been satisfied) and (y) the time of delivery or book-entry transfer of such Note to the Paying Agent by the Holder thereof in the manner required by Section 3.02.

Section 3.06.  Withdrawal of Fundamental Change Purchase Notice.  A Fundamental Change Purchase Notice delivered pursuant to Section 3.02 may be withdrawn (in whole or in part) by means of a written notice of withdrawal delivered to the Paying Agent in accordance with the Fundamental Change Company Notice at any time prior to the Close of Business on the Business Day immediately preceding the Fundamental Change Purchase Date, specifying:

(a)

the principal amount of the Notes with respect to which such notice of withdrawal is being submitted;

(b)

if Physical Notes have been issued, the certificate numbers of the withdrawn Notes; and

(c)

the principal amount, if any, of such Notes that remains subject to the original Fundamental Change Purchase Notice, which portion must be in principal amounts of $1,000 or a multiple of $1,000;

provided, however, that if the Notes are represented by Global Securities, the notice of withdrawal must also comply with appropriate procedures of the Depositary.

The Paying Agent will promptly return to the respective Holders thereof any Physical Notes with respect to which a Fundamental Change Purchase Notice has been withdrawn in compliance with the provisions of this Section 3.06. If the Notes are represented by Global Securities, such return must comply with the appropriate procedures of the Depositary.

Section 3.07.  Deposit of Fundamental Change Purchase Price.  At any time prior to 11:00 a.m., New York City time, on the Fundamental Change Purchase Date, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided herein) an amount of money or securities (in immediately available funds if deposited on such Business Day) sufficient to pay the Fundamental Change Purchase Price of all the Notes or portions thereof that are to be purchased as of the Fundamental Change Purchase Date.  If the Paying Agent holds money or securities sufficient to pay the Fundamental Change Purchase Price of the Notes for which a Fundamental Change Purchase Notice has been tendered and not withdrawn in accordance with this Supplemental Indenture on the Fundamental Change Purchase Date, then as of such Fundamental Change Purchase Date, (a) such Notes will cease to be outstanding and interest (including any Additional Interest) will cease to accrue thereon (whether or not book-entry transfer of such Notes is made or such Notes have been delivered to the Paying Agent) and (b) all other rights of the Holders of such Notes in respect thereof will terminate (other than the right to receive the Fundamental Change Purchase Price).

Section 3.08.  Notes Purchased in Whole or in Part.  Any Note that is to be purchased, whether in whole or in part, shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires in the case of Physical Notes, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without service charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

Section 3.09.  Covenant to Comply With Applicable Laws Upon Purchase of Notes.  In connection with any offer to purchase Notes under Section 3.01 hereof, the Company shall, in each case if required, (a) comply with Rule 13e-4, Rule 14e-1 and any other tender offer rules under the Exchange Act that may then be applicable, (b) file a Schedule TO or any other required schedule under the Exchange Act and (c) otherwise comply with all federal and state securities laws so as to permit the rights and obligations under Section 3.01 to be exercised in the time and in the manner specified in Section 3.01, and shall not be deemed to have breached its obligations under the Indenture by virtue of its compliance with such securities laws or regulations.

Section 3.10.  Repayment to the Company.  To the extent that the aggregate amount of money or securities deposited by the Company pursuant to Section 3.07 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof that the Company is obligated to purchase as of the Fundamental Change Purchase Date, then, following the Fundamental Change Purchase Date, the Paying Agent shall promptly return any such excess to the Company.

ARTICLE 4

CONVERSION

Section 4.01.  Right to Convert.  (a)  Subject to and upon compliance with the provisions of the Indenture, each Holder of Notes shall have the right, at such Holder’s option, to convert the principal amount of any such Notes, or any portion of such principal amount equal to $1,000 or a multiple of $1,000 thereof, at the Conversion Rate then in effect for such Notes (x) prior to the Close of Business on the Business Day immediately preceding December 1, 2014, only upon satisfaction of one or more of the conditions described in clauses (i) through (iv) below and (y) on or after December 1, 2014, at any time prior to the Close of Business on the second Scheduled Trading Day immediately preceding June 1, 2015, irrespective of the conditions described in clauses (i) through (iv) below.

(i)

Prior to the Close of Business on the Business Day immediately preceding December 1, 2014, a Holder of Notes may surrender all or a portion of its Notes for conversion during any fiscal quarter (and only during such fiscal quarter) commencing after June 30, 2009 if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days (whether or not consecutive) during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding fiscal quarter is greater than or equal to 130% of the applicable Conversion Price in effect on each applicable Trading Day.  The Company shall notify the Trustee and the Conversion Agent if the Notes become convertible in accordance with this Section 4.01(a)(i).

(ii)

Prior to the Close of Business on the Business Day immediately preceding December 1, 2014, a Holder of Notes may surrender its Notes for conversion during the five Business Day period after any 10 consecutive Trading Day period (the “Measurement Period”) in which the Trading Price per $1,000 principal amount of Notes, as determined following a request by a Holder of Notes in accordance with the procedures set forth in this Section 4.01(a)(ii), for each Trading Day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate on such Trading Day (the “Trading Price Condition”).  The Bid Solicitation Agent shall have no obligation to determine the Trading Price of the Notes in accordance with this Section 4.01(a)(ii) unless requested by the Company, and the Company shall have no obligation to make such request unless a Holder of Notes provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of Notes would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the

applicable Conversion Rate.  The Company shall instruct the Bid Solicitation Agent to determine (or, if the Company is then acting as Bid Solicitation Agent, the Company shall determine) the Trading Price of the Notes beginning on the next Trading Day promptly following the receipt of such evidence and on each successive Trading Day until such Trading Day on which the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate.  If the Company does not so instruct the Bid Solicitation Agent to obtain (or, if the Company is then acting as Bid Solicitation Agent, the Company does not obtain) bids when required, the Trading Price per $1,000 principal amount of the Notes will be deemed to be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the applicable Conversion Rate on each day the Company fails to do so.  If the Trading Price Condition has been met, the Company shall so notify Holders of the Notes, the Trustee and the Conversion Agent.  If, at any time after the Trading Price Condition has been met, the Trading Price per $1,000 principal amount of Notes is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate for such date, the Company shall so notify the Holders of the Notes, the Trustee and the Conversion Agent.

(iii)

If the Company elects to:

(A)

issue to all or substantially all holders of Common Stock certain rights or warrants described in Section 4.04(b); or

(B)

distribute to all or substantially all holders of Common Stock assets, debt securities or rights to purchase securities of the Company, which distribution has a per share value, as reasonably determined in good faith by the Company’s Board of Directors, exceeding 10% of the Last Reported Sale Price of Common Stock on the Trading Day preceding the date of announcement for such distribution, then, in each case, the Company shall notify the Trustee and the Holders of the Notes at least 30 Scheduled Trading Days prior to the Ex-Dividend Date for such issuance or distribution.  Once the Company has given such notice, Holders may surrender Notes for conversion at any time until the earlier of the Close of Business on the Business Day immediately prior to such Ex-Dividend Date or the Company’s announcement that such issuance or distribution will not take place, even if the Notes are not otherwise convertible at such time.  Notwithstanding the foregoing, a Holder of Notes may not convert its Notes under the provisions of this Section 4.01(a)(iii) if such Holder will participate in such issuance or distribution, at the same time and upon the same terms as a holder of Common Stock, as if such Holder held, for each $1,000 principal amount of Notes, a number of shares of Common Stock equal to the Conversion Rate in effect immediately prior to the Ex-Dividend Date.

(iv)

If (A) a transaction or event that constitutes a Fundamental Change occurs, determined without regard to Section 3.01(b) and regardless of whether a Holder has the right to require the Company to purchase the Notes pursuant to Article 3, or (B) any consolidation, merger or binding share exchange involving the Company, or any sale, transfer or lease of all or substantially all of the Company’s assets occurs, in each case, pursuant to which shares of the Common Stock would be exchanged for or converted into cash, securities or other assets, then Holders may surrender Notes for conversion at any time from or after the date which is 30 Scheduled Trading Days prior to the anticipated effective date of such transaction until 35 Trading Days after the actual effective date of such transaction (or, if such transaction also constitutes a Fundamental Change, until the related Fundamental Change Purchase Date).  The Company shall notify Holders and the Trustee as promptly as practicable following the date it publicly announces such transaction, but in no event less than 30 Scheduled Trading Days prior to the anticipated effective date of such transaction (or, if the Company is not a party to such transaction, promptly following the date the Company becomes aware of the consummation of such transaction).

Failure by the Company to give any notice required by Section 4.01, or any defect therein, shall not affect the legality or validity of the relevant transaction or event in this Section 4.01.

(b)

Notes may not be converted after the Close of Business on the second Scheduled Trading Day immediately preceding June 1, 2015.

Section 4.02.  Conversion Procedures.  (a)  Each Note shall be convertible at the office of the Conversion Agent and, if applicable, in accordance with the procedures of the Depositary.

(b)

In order to exercise the conversion privilege with respect to any interest in a Global Security, the Holder must complete the appropriate instruction form for conversion pursuant to the Depositary’s book-entry exchange program, furnish appropriate endorsements and transfer documents if required by the Company or the Conversion Agent, and pay the funds, if any, required by Section 4.03(c) and any taxes or duties if required pursuant to Section 4.08, and the Conversion Agent must be informed of the conversion in accordance with the customary practice of the Depositary.

(c)

In order to exercise the conversion privilege with respect to any Physical Notes, the Holder of any such Notes to be converted, in whole or in part, shall:

(i)

complete and manually sign the conversion notice provided on the back of the Note and attached hereto as Exhibit B entitled “Form of Notice of Conversion”(the “Conversion Notice”) or a facsimile of the Conversion Notice;

(ii)

deliver the Conversion Notice, which is irrevocable, and the Physical Notes to the Conversion Agent;

(iii)

if required, furnish appropriate endorsements and transfer documents,

(iv)

if required, pay all transfer or similar taxes as set forth in Section 4.08; and

(v)

make any payment required under Section 4.03(c).

The date on which the Holder satisfies all of the applicable requirements set forth above is the “Conversion Date.” The Conversion Agent will, as promptly as possible, and in any event within two Business Days of the receipt thereof, provide the Company with notice of any conversion by a Holder of the Notes.

(d)

Subject to Section 2.02(b), each Conversion Notice shall state the name or names (with address or addresses) in which any certificate or certificates for Common Stock, if any shall be issuable on such conversion, shall be issued.  All such Notes surrendered for conversion shall, unless the shares issuable on conversion, if any, are to be issued in the same name as the registration of such Notes, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or his duly authorized attorney.

(e)

In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge, new Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) surrendered for conversion on the relevant Conversion Date; provided, however, that the Person in whose name the certificate or certificates for shares of Common Stock, if any, shall be issuable upon such conversion in respect of any Trading Day during an Observation Period shall become the Holder of record of such shares of Common Stock as of the Close of Business on the last Trading Day of such Observation Period.

(f)

Upon the conversion of an interest in Global Securities, the Trustee (or other Conversion Agent appointed by the Company) shall make a notation on such Global Securities as to the reduction in the principal amount represented thereby.  The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

(g)

Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Fundamental Change Purchase Notice exercising such Holder’s option to require the Company to purchase such Note may be converted only if such notice of exercise is withdrawn in accordance with Section 3.06 hereof prior to the Close of Business on the Business Day immediately preceding the relevant Fundamental Change Purchase Date.

Section 4.03.  Payments Upon Conversion.  (a)  Except as provided in Section 4.06(b), upon conversion of any Note, on the third Business Day immediately following the last Trading Day of the relevant Observation Period, the Company shall deliver to converting Holders, in respect of each $1,000 principal amount of Notes being converted, a “Settlement Amount” equal to the sum of the Daily Settlement Amounts for each of the 25 Trading Days during the applicable Observation Period for such Note.

(b)

The “Daily Settlement Amount,” for each of the 25 Trading Days during the Observation Period, shall consist of:

(i)

cash equal to the lesser of $40 and the Daily Conversion Value; and

(ii)

to the extent the Daily Conversion Value exceeds $40, a number of shares of Common Stock (the “Daily Share Amount”) equal to (x) the difference between the Daily Conversion Value and $40, divided by (y) the Daily VWAP for such day.

(c)

Upon the conversion of any Notes, the Holder of such Notes will not be entitled to receive any separate cash payment for accrued and unpaid interest or Additional Interest, if any, except to the extent specified below.  The Company’s delivery to such Holder of cash or a combination of cash and shares of Common Stock, if applicable, together with any cash payment for any fractional share of Common Stock, into which a Note is convertible will be deemed to satisfy in full the Company’s obligation to pay the principal amount of the Notes so converted and accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date.  As a result, accrued and unpaid interest and Additional Interest, if any, to, but not including, the Conversion Date will be deemed to be paid in full rather than cancelled, extinguished or forfeited.  Notwithstanding the foregoing, if Notes are converted after the Close of Business on a Regular Record Date for the payment of interest, Holders of such Notes at the Close of Business on such Regular Record Date will receive the interest and Additional Interest, if any, payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion.  Notes surrendered for conversion during the period from the Close of Business on any Regular Record Date to the Open of Business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest and Additional Interest, if any, payable on the Notes so converted; provided that no such payment need be made (i) for conversions following the Regular Record Date immediately preceding June 1, 2015, (ii) if the Company has specified a Fundamental Change Purchase Date that is after a Regular Record Date and on or prior to the corresponding Interest Payment Date, or (iii) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

(d)

The Company shall not issue fractional shares of Common Stock upon conversion of Notes.  If any fractional share of Common Stock would be issuable upon the conversion of any Notes, the Company shall make payment therefor in cash in lieu of fractional shares of Common Stock based on the Daily VWAP of the Common Stock on the final Trading Day of the applicable Observation Period.

(e)

Solely for purposes of determining the payments and deliveries due upon conversion under this Section 4.03, and notwithstanding the definition of “Trading Day” contained in Section 1.02, “Trading Day” means a day on which (i) there is no Market Disruption Event and (ii) trading in the Common Stock generally occurs on the New York Stock Exchange or, if the Common Stock is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then traded.  If the Common Stock (or other security for which a Daily VWAP must be determined) is not so listed or traded, “Trading Day” means a Business Day.

Section 4.04.  Adjustment of Conversion Rate.  The Conversion Rate shall be adjusted from time to time by the Company if any of the following events occurs, except that the Company will not make any adjustment to the Conversion Rate under Section 4.04(a) (but only with respect to stock dividends or distributions), Section 4.04(b), Section 4.04(c), or Section 4.04(d), if Holders of Notes participate in any of the transactions described below, at the same time as holders of Common Stock participate and as a result of holding the Notes, without having to convert their Notes, as if such Holders held a number of shares of Common Stock equal to the Conversion Rate in effect for such Notes immediately prior to the Ex-Dividend Date for such event.

(a)

If the Company, at any time or from time to time while any of the Notes are outstanding, issues Common Stock as a dividend or distribution on the Common Stock, or if the Company effects a share split or share combination, then the Conversion Rate will be adjusted based on the following formula:

CR1	=	CR0	×	OS1
OS0

where,

CR0

=

the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the Open of Business on the effective date of such share split or share combination, as applicable;

CR1

=

the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date or such effective date, as applicable;

OS0

=

the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date, as applicable; and

OS1

=

the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date, as applicable, after giving effect to such dividend, distribution, share split or share combination.

Such adjustment shall become effective immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution or the effective date for such share split or share combination.  If any dividend or distribution of the type described in this Section 4.04(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(b)

If the Company, at any time or from time to time while any of the Notes are outstanding, issues to all or substantially all holders of Common Stock any rights or warrants entitling them for a period of not more than 45 calendar days to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, then the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	×	OS0 + X
OS0 + Y

where,

CR0

=

the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such issuance;

CR1

=

the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

OS0

=

the number of shares of Common Stock outstanding immediately prior to the Open of Business on such Ex-Dividend Date;

X

=

the total number of shares of Common Stock issuable pursuant to such rights or warrants; and

Y

=

the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the average of the Last Reported Sale Prices of the Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date of the issuance of such rights or warrants.

Such adjustment shall become effective immediately after the Open of Business on the Ex-Dividend Date for such issuance. To the extent such rights or warrants are not exercised prior to their expiration or termination, the Conversion Rate shall be readjusted to the Conversion Rate which would be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered.  In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if the date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed.  For the purposes of this Section 4.04(b), in determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at a price per share less than the average of the Last Reported Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance, and in determining the aggregate exercise price payable for such Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on the exercise thereof, with the value of such consideration, if other than cash, as shall be determined in good faith by the Company’s Board of Directors.

(c)

If the Company, at any time or from time to time while the Notes are outstanding, distributes shares of any class of its capital stock, evidences of its Indebtedness, other assets or property of the Company or rights or warrants to acquire the Company’s capital stock or other securities to all or substantially all holders of Common Stock, excluding:

(i)

dividends or distributions and rights or warrants as to which an adjustment was effected pursuant to Section 4.04(a) or Section 4.04(b);

(ii)

dividends or distributions paid exclusively in cash; and

(iii)

Spin-Offs to which the provisions set forth below in this Section 4.04(c) shall apply;

then the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	×	SP0
SP0 − FMV

where,

CR0

=

the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such distribution;

CR1

=

the Conversion Rate in effect immediately after the Open of Business on such Ex-Dividend Date;

SP0

=

the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV

=

the fair market value (as determined by the Company’s Board of Directors) of the shares of capital stock, evidences of Indebtedness, assets, property, rights or warrants distributed with respect to each outstanding share of Common Stock on the Ex-Dividend Date for such distribution.

Such adjustment shall become effective immediately after the Open of Business on the Ex-Dividend Date for such distribution.  If the Company’s Board of Directors determines the “FMV” (as defined above) of any distribution for purposes of this Section 4.04(c) by reference to the actual or when-issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the average of the Last Reported Sale Prices of Common Stock.  Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing adjustment, each Holder of Notes shall receive, at the same time and upon the same terms as holders of Common Stock, the amount and kind of securities and assets such Holder would have received as if such Holder owned a number of Common Stock equal to the Conversion Rate in effect immediately prior to the Ex-Dividend Date for the distribution of the securities or assets.

With respect to an adjustment pursuant to this Section 4.04(c) where there has been a payment of a dividend or other distribution on Common Stock of shares of capital stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company and such equity interests are listed for trading on a securities exchange (a “Spin-Off”), the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	×	FMV0 + MP0
MP0

where,

CR0

=

the Conversion Rate in effect immediately prior to the end of the Valuation Period (as defined below);

CR1

=

the Conversion Rate in effect immediately after the end of the Valuation Period;

FMV0

=

the average of the Last Reported Sale Prices of the capital stock or similar equity interest distributed to holders of Common Stock applicable to one share of Common Stock (determined for purposes of the definition of Last Reported Sale Price as if such capital stock or similar equity interest were Common Stock) over the first ten consecutive Trading Day period after, and including, the Ex-Dividend Date of the Spin-Off (the “Valuation Period”); and

MP0

=

the average of the Last Reported Sale Prices of Common Stock over the Valuation Period.

The adjustment to the Conversion Rate under the preceding paragraph will occur on the last day of the Valuation Period; provided that in respect of any Trading Day in an Observation Period that occurs during the Valuation Period, references above to ten Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the Ex-Dividend Date of such Spin-Off and the applicable Trading Day during the Observation Period in determining the applicable Conversion Rate.

For the purposes of this Section 4.04(c) (and subject in all respects to Section 4.12), rights or warrants distributed by the Company to all holders of Common Stock entitling them to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”):  (1) are deemed to be transferred with such Common Stock; (2) are not exercisable; and (3) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 4.04(c), (and no adjustment to the Conversion Rate under this Section 4.04(c) will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 4.04(c).  If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Ex-Dividend Date of such deemed distribution (in which case the original rights or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders).  In addition, in the event of any distribution or deemed distribution of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 4.04(c) was made, (1) in the case of any such rights or warrants which shall all have been redeemed or purchased without exercise by any Holders thereof, upon such final redemption or repurchase (x) the Conversion Rate shall be readjusted as if such rights or warrants had not been issued and (y) the Conversion Rate shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or purchase price received by holders of Common Stock with respect to such rights or warrants (assuming each such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or purchase, and (2) in the case of such rights or warrants which shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

For the purposes of this Section 4.04(c) and subsections (a) and (b) of this Section 4.04, any dividend or distribution to which this Section 4.04(c) applies which also includes one or both of:

(A)

a dividend or distribution of Common Stock to which Section 4.04(a) applies (the “Clause A Distribution”);

(B)

a dividend or distribution of rights or warrants to which Section 4.04(b) applies (the “Clause B Distribution”),

then (1) such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 4.04(c) applies (the “Clause C Distribution”) and any Conversion Rate adjustment required by this Section 4.04(c) with respect thereto shall then be made, and (2) the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Conversion Rate adjustment required by Section 4.04(a) and Section 4.04(b) with respect thereto shall then be made, except that, if determined by the Company, (I) the “Ex-Dividend Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Ex-Dividend Date of the Clause C Distribution and (II) any Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the Open of Business on such Ex-Dividend Date or such effective date” within the meaning of Section 4.04(a) or “outstanding immediately prior to the Open of Business on such Ex-Dividend Date” within the meaning of Section 4.04(b).

(d)

If the Company makes any cash dividend or distribution to all or substantially all holders of the Common Stock, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	×	SP0
SP0 − C

where,

CR0

=

the Conversion Rate in effect immediately prior to the Open of Business on the Ex-Dividend Date for such dividend or distribution;

CR1

=

the Conversion Rate in effect immediately after the Open of Business on the Ex-Dividend Date for such dividend or distribution;

SP0

=

the Last Reported Sale Price of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C

=

the amount in cash per share that the Company distributes to holders of Common Stock.

In the case of an adjustment pursuant to this Section 4.04(d), such adjustment shall become effective immediately after the Open of Business on the Ex-Dividend Date for the relevant dividend or distribution.  If the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Last Reported Sale Price of a share of Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution, in lieu of the adjustment set forth above, adequate provision shall be made so that each Holder of Notes shall have the right to receive upon conversion, for each $1,000 principal amount of Notes, the amount of cash such Holder would have received had such Holder owned a number of Common Stock equal to the Conversion Rate on the Ex-Dividend Date for such distribution.

(e)

If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the cash and value of any other consideration included in the payment per share of Common Stock exceeds the Last Reported Sale Price per share of Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be adjusted based on the following formula:

CR1	=	CR0	×	AC + (SP1 × OS1)
OS0 × SP1

where,

CR0

=

the Conversion Rate in effect immediately prior to the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1

=

the Conversion Rate in effect immediately after the Close of Business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC

=

the aggregate value of all cash and any other consideration (as determined by the Company’s Board of Directors) paid or payable for shares purchased in such tender or exchange offer;

OS0

=

the number of shares of Common Stock outstanding immediately prior to the date such tender or exchange offer expires;

OS1

=

the number of shares of Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to, for the avoidance of doubt, the purchase of all shares accepted for purchase or exchange in such tender or exchange offer); and

SP1

=

the average of the Last Reported Sale Prices of Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender or exchange offer expires.

The adjustment to the Conversion Rate under this Section 4.04(e) shall occur as of the Close of Business on the tenth Trading Day from, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that in respect of any Trading Day in an Observation Period that occurs during the 10 Trading Days immediately following, and including, the expiration date of any tender or exchange offer, references with respect to 10 Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed between the expiration date of such tender or exchange offer and the applicable Trading Day during the Observation Period in determining the applicable Conversion Rate.

(f)

The Company from time to time may increase the Conversion Rate by any amount for any period of time of at least 20 Business Days, so long as the Company’s Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive.  Whenever the Conversion Rate is increased pursuant to this Section 4.04(f), the Company shall mail to Holders of record of the Notes a notice of the increase at least one day prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(g)

The Company may (but shall not be required to) increase the Conversion Rate, in addition to any adjustments pursuant to Section 4.04(a), 4.04(b), 4.04(c), 4.04(d), 4.04(e) or 4.04(f), if the Company’s Board of Directors considers such increase to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

(h)

All calculations under this Article 4 shall be made by the Company and shall be made to the nearest cent (including, in the case of any adjustment to the Conversion Rate, the resulting adjustment to the Conversion Price) or to the nearest one ten-thousandth of a share.

(i)

No adjustment to the Conversion Rate shall be required to be made for the Company’s issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or rights to purchase Common Stock or such convertible or exchangeable securities, other than as provided in this Section 4.04 and in Section 4.12.

(j)

Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment.  Unless and until a Responsible Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume without inquiry that the last Conversion Rate of which it has knowledge is still in effect.  Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall mail such notice of such adjustment of the Conversion Rate to each Holder of the Notes.  Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k)

For purposes of this Section 4.04, Common Stock at any time outstanding shall not include shares held in the treasury of the Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of Common Stock.

(l)

Notwithstanding the foregoing, if the application of the foregoing formulas set forth in this Section 4.04 would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate shall be made (other than as a result of a share combination or reverse stock split).

(m)

The Company shall not be required to make an adjustment in the Conversion Rate unless the adjustment would require a change of at least 1% in the Conversion Rate.  However, the Company will carry forward any adjustments that are less than 1% of the Conversion Rate and make such carried forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (i) on each anniversary of the issue date of the Initial Notes, (ii) on the Conversion Date for any Notes and (iii) on each Trading Day of any Observation Period.

Section 4.05.  Certain Other Adjustments.  Whenever a provision of this Supplemental Indenture requires the calculation of Last Reported Sale Prices or Daily VWAP over a span of multiple days, the Company will make appropriate adjustments (determined in good faith by the Company’s Board of Directors) to such Last Reported Sale Prices or Daily VWAP, the Conversion Rate, or the amount due upon conversion to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Dividend Date of the event occurs, at any time during the period from which such Last Reported Sale Prices or Daily VWAP are to be calculated.

Section 4.06.  Adjustments Upon Certain Fundamental Changes.  (a)  If a Make-Whole Fundamental Change occurs and a Holder elects to convert its Notes in connection with such Make-Whole Fundamental Change, the Company shall, under certain circumstances, increase the Conversion Rate for the Notes so surrendered for conversion by a number of additional shares of Common Stock (the “Additional Shares”) as described below.  A conversion of Notes shall be deemed for these purposes to be “in connection with” such Make-Whole Fundamental Change if the notice of conversion of the Notes is received by the Conversion Agent from, and including, the Effective Date (as defined below) of the Make-Whole Fundamental Change up to, and including, the Business Day immediately prior to the related Fundamental Change Purchase Date (or, in the case of an event that would have been a Fundamental Change but for the exception in clause (ii) of the definition thereof, the 35th Trading Day immediately following the Effective Date of such Make-Whole Fundamental Change).

(b)

Notwithstanding Section 4.03, if the consideration for the Common Stock in any Make-Whole Fundamental Change described in clause (ii) of the definition of Fundamental Change is comprised entirely of cash, then, for any conversion of Notes following the Effective Date of such Make-Whole Fundamental Change, the amounts deliverable by the Company shall be calculated based solely on the Stock Price (as defined below) for the Make-Whole Fundamental Change and shall be deemed to be an amount equal to the applicable Conversion Rate (including any adjustment for Additional Shares), multiplied by such Stock Price. In such event, the amounts deliverable by the Company shall be determined and paid to Holders in cash on the third Business Day following the Conversion Date.

(c)

The number of Additional Shares, if any, by which the Conversion Rate will be increased will be determined by reference to the table attached as Schedule A hereto, based on the date on which the Make-Whole Fundamental Change occurs or becomes effective (the “Effective Date”) and the price (the “Stock Price”) paid (or deemed paid) per share of Common Stock in the Make-Whole Fundamental Change.  If the holders of Common Stock receive only cash in a Make-Whole Fundamental Change described in clause (i) or (ii) of the definition of Fundamental Change, the Stock Price shall be the cash amount paid per share.  Otherwise, the Stock Price shall be the average of the Last Reported Sale Prices of the Common Stock over the five Trading Day period ending on, and including, the Trading Day preceding the Effective Date of the Make-Whole Fundamental Change.

(d)

The exact Stock Prices and Effective Dates may not be set forth in the table in Schedule A, in which case:

(i)

If the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year.

(ii)

If the Stock Price is greater than $60.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant Section 4.06 (e) below), no Additional Shares shall be added to the Conversion Rate.

(iii)

If the Stock Price is less than $13.00 per share (subject to adjustments in the same manner as the Stock Prices set forth in the column headings of the table in Schedule A pursuant to Section 4.06 (e) below), no Additional Shares shall be added to the Conversion Rate.

Notwithstanding the foregoing, in no event shall the Conversion Rate exceed 76.9231 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 4.04.

(e)

The Stock Prices set forth in the column headings of the table in Schedule A hereto shall be adjusted as of any date on which the Conversion Rate of the Notes is otherwise adjusted as set forth in Section 4.04.  The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to such adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted.  The number of Additional Shares set forth in such table shall be adjusted in the same manner as the Conversion Rate as set forth in Section 4.04.

(f)

The Company shall notify the Holders of Notes of the Effective Date of any Make-Whole Fundamental Change and issue a press release announcing such Effective Date no later than five business days after such Effective Date.

Section 4.07. Recapitalization, Reclassification and Changes to the Common Stock.

(a)

If any of the following events occur:

(i)

any recapitalization or reclassification of, or change in, the Common Stock (other than changes resulting from a subdivision or combination);

(ii)

any consolidation, merger or combination involving the Company; or

(iii)

any sale, lease or other transfer to a third party of the consolidated assets of the Company and its Subsidiaries substantially as an entirety; or

(iv)

any statutory share exchange;

in each case as a result of which the Common Stock would be converted into, or exchanged for, or would be reclassified or changed into, stock, other securities, other property or assets (including cash or any combination thereof) (any such event, a “Merger Event”), then at the effective time of such Merger Event, the Company shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) in accordance with Section 6.01, providing that at and after the effective time of such Merger Event, the right to convert a Note will be changed into a right to convert such Note as set forth in the Indenture into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares Common Stock equal to the Conversion Rate immediately prior to such Merger Event would have owned or been entitled to receive (the “Reference Property”, and the type and amount of Reference Property that a holder of one share of Common Stock would have owned or been entitled to receive, a “Unit of Reference Property”) upon such Merger Event; provided, however, that at and after the effective time of the Merger Event the conversion obligation shall be calculated and settled in accordance with Section 4.03 such that (i) the amount otherwise payable in cash upon conversion of the Notes as set forth under Section 4.03 will continue to be payable in cash, (ii) the number of shares of Common Stock otherwise deliverable upon conversion of the Notes under Section 4.03 shall be instead deliverable in Units of Reference Property that a holder of that number of shares of Common Stock would have been entitled to receive in such Merger Event and (iii) the Daily VWAP shall be calculated based on the value of one Unit of Reference Property.

(b)

If, as a result of the Merger Event, each share of Common Stock is exchanged into the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then (x) the Reference Property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election, and (y) the Unit of Reference Property for purposes of the foregoing sentence shall refer to the consideration referred to in clause (x) attributable to one share of Common Stock.

(c)

The supplemental indenture required pursuant to Section 4.07(a) shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4 in the judgment of the Company’s Board of Directors.

(d)

The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof.  Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.  The above provisions of this Section 4.07 shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.  If this Section 4.07 applies to any Merger Event, Section 4.04 shall not apply.

Section 4.08. Taxes on Shares Issued.  The Company will pay any documentary, stamp or similar issue or transfer tax due on the issue or delivery of shares of Common Stock, if any, upon conversions of Notes pursuant hereto; provided, however, that if such documentary, stamp or similar issue or transfer tax is due because the Holder of such Notes has requested that Common Stock be issued in a name other than that of the Holder of the Notes converted, then such taxes will be paid by the Holder, and the Company shall not be required to issue or deliver any stock certificate evidencing such shares unless and until the Holder shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 4.09. Reservation of Shares; Shares to be Fully Paid; Compliance With Governmental Requirements; Listing of Common Stock.  (a)  The Company shall reserve, and at all times keep reserved, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock if required to satisfy conversion of the Notes from time to time as such Notes are presented for conversion (assuming that, at the time of the computation of such number of shares or securities, all such Notes would be converted by a single Holder).

(b)

The Company covenants that all Common Stock that may be issued upon conversion of Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable and shall be free from preemptive rights and free from any tax, lien or charge (other than those created by the Holder).

(c)

The Company shall list or cause to have quoted any Common Stock to be issued upon conversion of Notes on each national securities exchange or over-the-counter or other domestic market on which the Common Stock is then listed or quoted.

Section 4.10. Responsibility of Trustee.  The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Notes to determine or calculate the Conversion Rate, to determine whether any facts exist which may require any adjustment of the Conversion Rate, or to confirm the accuracy of any such adjustment when made or the appropriateness of the method employed, or herein or in any supplemental indenture provided to be employed, in making the same.  The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or of any other securities or property that may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and the Conversion Agent make no representations with respect thereto.  Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 4.  The rights, privileges, protections, immunities and benefits given to the Trustee, including without limitation its right to be compensated, reimbursed, and indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, including its capacity as Conversion Agent.

Section 4.11. Notice to Holders Prior to Certain Actions.  If the Company shall authorize the granting to the holders of all or substantially all of Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 4.04 hereof, then, unless notice of such event is otherwise required pursuant to another provision of this Supplemental Indenture, the Company shall make a public announcement of such event as promptly as practicable but in any event at least 10 days prior to the applicable date hereinafter specified, stating the date on which a record is to be taken for the purpose of such rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to rights or warrants are to be determined.  Failure to make such announcement, or any defect therein, shall not affect the legality or validity of such grant.

Section 4.12. Stockholder Rights Plan.  To the extent that the Company has a stockholder rights plan in effect upon conversion of the Notes into shares of Common Stock, each share of Common Stock issued, if any, upon conversion of Notes pursuant to this Article 4 shall be entitled to receive the appropriate number of rights under the stockholder rights plan, if any, and the certificates representing the shares of Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any stockholder rights plan adopted by the Company, as the same may be amended from time to time.  Notwithstanding the foregoing, if prior to any conversion such rights have separated from the Common Stock in accordance with the provisions of the applicable stockholder rights agreement, then, and only then the Conversion Rate shall be adjusted at the time of separation as if the Company had distributed to all holders of Common Stock, shares of the Company’s capital stock, evidences of Indebtedness, assets, property, rights or warrants as described in Section 4.04(c) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

ARTICLE 5

REMEDIES

Section 5.01. Events of Default.  The events of default provisions set forth in this Section 5.01 shall, with respect to the Notes, supersede in their entirety Section 501 of the Base Indenture, and all references in the Base Indenture in Section 501 thereof and events of default provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Section 5.01 and the events of default provisions set forth in this Section 5.01, respectively.  Each of the following events shall be an “Event of Default” wherever used herein with respect to the Notes:

(a)

a default in the payment of interest, including any Additional Interest, on the Notes when due, continued for 30 days (whether or not prohibited by the subordination provisions of the Indenture);

(b)

a default in the payment of principal of any Note when due at its Stated Maturity, upon required repurchase, upon declaration or otherwise (whether or not prohibited by the subordination provisions of the Indenture);

(c)

the failure by the Company to comply with its obligation to convert the Notes in accordance with this Supplemental Indenture upon exercise of a Holder’s conversion right (whether or not prohibited by the subordination provisions of the  Indenture);

(d)

the failure by the Company to give a Fundamental Change Company Notice as required under Article 3 of this Supplemental Indenture;

(e)

the failure by the Company or any Subsidiary Guarantor to comply with its obligations under Article 6 of this Supplemental Indenture;

(f)

the failure by the Company to comply for 30 days after notice with any of its obligations in the covenants described under Article 10 of this Supplemental Indenture;

(g)

the failure by the Company to comply for 60 days after notice with its other covenants, obligations, warranties or agreements contained in the Indenture;

(h)

Indebtedness of the Company or any Significant Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds $50.0 million;

(i)

the Company or any Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(1) commences proceedings to be adjudicated bankrupt or insolvent;

(2) consents to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under applicable Bankruptcy law;

(3) consents to the appointment of a receiver, liquidator, assignee, trustee, sequestrator or other similar official of it or for all or substantially all of its property; or

(4) makes a general assignment for the benefit of its creditors;

(j)

any judgment or decree for the payment of money, the portion of which is not covered by insurance is in excess of $50.0 million, which is rendered against the Company or any Subsidiary and is not discharged and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed (including pending appeal); or

(k)

any Subsidiary Guarantee by a Significant Subsidiary ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Subsidiary Guarantee or the Indenture) or any Subsidiary Guarantor that is a Significant Subsidiary denies or disaffirms its obligations under its Subsidiary Guarantee.

However, a default under Section 501(f), (g) or (j) of this Supplemental Indenture will not constitute an Event of Default until the Trustee or the Holders of 25% in principal amount of the outstanding Notes notify the Company of the default and the Company does not cure such default within the time specified after receipt of such notice.

The Company shall deliver to the Trustee, within 30 days after knowledge of the occurrence thereof, written notice in the form of an Officers’ Certificate of any Event of Default under clause (h) or (j) and any event which with the giving of notice or the lapse of time would become an Event of Default under Section 501(f), (g) or (k) of this Supplemental Indenture, its status and what action the Company is taking or proposes to take with respect thereto.

Section 5.02. Acceleration of Maturity.  Section 502 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 502  Acceleration of Maturity.

(a)

If an Event of Default (other than specified in Section 5.01(i) of this Supplemental Indenture with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare the principal of and accrued but unpaid interest, including any Additional Interest, on all the Notes to be due and

payable. Upon such a declaration, such principal and interest shall be due and payable immediately; provided, however, that for so long as any Designated Senior Indebtedness remains in effect, such declaration shall not become effective until the earlier of (1) five Business Days following delivery of notice to the Representative of such creditors of the intention to accelerate the Notes or (2) the acceleration of any Indebtedness under such Designated Senior Indebtedness.

(b)

If an Event of Default pursuant to Section 5.01(i) of this Supplemental Indenture relating to the Company occurs and is continuing, the principal of and interest on the Notes will ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. At any time after a declaration of acceleration with respect to the Notes as described in paragraph (a) above, the Holders of a majority in principal amount of the Notes under the Indenture may rescind and cancel such declaration and its consequences:

(1)

if the rescission would not conflict with any judgment or decree;

(2)

if all existing Events of Default with respect to the Notes have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)

to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4)

if the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.

No such rescission shall affect any subsequent default or impair any right consequent thereto.

Section 5.03. Limitation on Suits.  Section 507 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 507  Limitation on Suits.

Except to enforce the right to receive payment of principal, premium (if any) or interest, including Additional Interest, if any, when due, no Holder of a Note may pursue any remedy with respect to this Indenture or the Notes unless:

(a)

such Holder has previously given the Trustee notice that an Event of Default is continuing;

(b)

Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

(c)

such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(d)

the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(e)

the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Section 5.04. Additional Interest.  Notwithstanding any provisions of the Indenture to the contrary, if the Company so elects, the sole remedy for an Event of Default relating to any obligation of the Company to file documents and reports with the Trustee as required by Section 314(a)(1) of the Trust Indenture Act or Section 2.03 of this Supplemental Indenture, shall consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.50% per annum of the principal amount of the Notes outstanding for each day during which such Event of Default is continuing up to, and including, the date which is 180 days after the date on which such Event of Default first occurs (“Additional Interest”).  In order to elect to pay Additional Interest as the sole remedy during the first 180 days after the occurrence of an Event of Default described in the preceding sentence, the Company must give notice to Holders of the Notes, the Trustee and the Paying Agent of such election prior to the beginning of such 180-day period.  Upon the failure to timely give all Holders, the Trustee and the Paying Agent such notice or to pay such Additional Interest, the Notes will be immediately subject to acceleration as provided in Section 502 of the Base Indenture.  On the 181st day after such Event of Default occurs (if such Event of Default is not cured or waived prior to such 181st day), the Notes shall be subject to acceleration as provided in Section 5.02 of this Supplemental Indenture.  This Section 5.04 shall not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default.  Whenever in the Indenture there is mentioned, in any context, the payment of interest on, or in respect of, any Note, such mention shall be deemed to include mention of the payment of Additional Interest provided for in this Section 5.04 to the extent that, in such context, Additional Interest is, was or would be payable in respect thereof pursuant to the provisions of this Section 5.04, and express mention of the payment of Additional Interest (if applicable) in any provision shall not be construed as excluding Additional Interest in those provisions where such express mention is not made.Such Additional Interest (if applicable) shall be payable in the same manner and on the same dates as the stated interest payable on the Notes.

ARTICLE 6

CONSOLIDATION, MERGER AND SALE OF ASSETS

Section 6.01. Consolidation, Merger and Sale of Assets.

Section 801 and 802 of the Base Indenture shall be deleted in their entirety and replaced with the following:

Section 801.  Consolidation, Merger and Sale of Assets. The Company will not, in a single transaction or a series of related transactions, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets (computed on a consolidated basis) to, any Person or group of affiliated Persons, unless:

(1)

the resulting, surviving or transferee Person shall be the Company or, if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia (the “Successor Company”), and such Successor Company shall expressly assume, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, all the obligations of the Company under the Notes and the Indenture (and the Subsidiary Guarantees, if applicable, shall be confirmed as applying to such Person’s obligations);

(2)

at the time of and immediately after giving effect to such transaction or transactions on a pro forma basis, no default or Event of Default shall have occurred and be continuing; and

(3)

the Company shall have delivered to the Trustee an Officers’ Certificate and if a supplemental indenture is required, an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor company shall be released from its obligations, other than in the case of a lease, under the Notes.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, the Company’s interest in which constitutes all or substantially all of the properties and assets of the Company shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 802

Subsidiaries May Consolidate, Etc., Only on Certain Terms.

Except as expressly permitted in connection with the release of the applicable Subsidiary Guarantee pursuant to Section 10.01 of this Supplemental Indenture, the Company will not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, all or substantially all of its assets to, any Person unless:

(1)

the resulting, surviving or transferee person shall be the Company or a Subsidiary Guarantor or, if not the Company or such a Subsidiary Guarantor, shall be an entity organized and existing under the laws of the jurisdiction under which such Subsidiary was organized or under the laws of the United States of America, or any State thereof or the District of Columbia, and such Person shall expressly assume, by executing a Subsidiary Guarantee, all the obligations of such Subsidiary, if any, under its Subsidiary Guarantee;

(2)

immediately after giving effect to such transaction or transactions on a pro forma basis, no default or Event of Default shall have occurred and be continuing; and

(3)

the Company delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such Subsidiary Guarantee, if any, complies with the Indenture.

Notwithstanding the foregoing, (x) the Company may merge with or into, or convey, transfer or lease all or substantially all of its assets to, any Subsidiary Guarantor and (y) a Subsidiary Guarantor may merge with or into, or convey, transfer or lease all or substantially all of its assets to, any other Subsidiary Guarantor.

ARTICLE 7

SATISFACTION AND DISCHARGE

Section 7.01. Satisfaction and Discharge of the Supplemental Indenture.  (a)  The satisfaction and discharge provisions set forth in Section  405(ii) of the Base Indenture shall not apply to the Notes.

(b)

The provisions of Sections 401, 402 and 403 of the Base Indenture and any corresponding provisions of the Base Indenture related to legal defeasance or covenant defeasance shall not apply to the Notes.

(c)

For the avoidance of doubt, this Indenture will be discharged and cease to be of further effect with respect to all of the Notes issued hereunder when all of the Notes theretofore authenticated and delivered have been delivered to the Trustee for cancellation, as provided in Section 405(i) of the Base Indenture.

ARTICLE 8

SUPPLEMENTAL INDENTURES

Section 8.01. Supplemental Indentures Without the Consent of Holders.

(A)

Clauses (1) through (17) of Section 901 of the Base Indenture shall be deleted in their entirety and replaced with the following:

(1)

to cure any ambiguity, omission, defect or inconsistency or to effect any provision of this Indenture (including the release of any Subsidiary Guarantor in accordance with the terms of the Indenture);

(2)

 to provide for the assumption by a successor corporation of the obligations of the Company under the Indenture;

(3)

to provide for uncertificated Notes in addition to or in place of certificated Notes (provided that the uncertificated Notes are issued in registered form for purposes of section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in section 163(f)(2)(B) of the Code);

(4)

to add guarantees with respect to the Notes or to secure the Notes;

(5)

to add to the covenants of the Company for the benefit of the Holders of the Notes or to surrender any right or power conferred upon the Company;

(6)

to make any change that does not adversely affect the rights of any Holder of the Notes in any material respect;

(7)

to comply with any requirement of the Commission in connection with the qualification of the Indenture under the Trust Indenture Act;

(8)

to conform any non-conforming language or defined terms in the text of the Indenture or any Notes to any provision of the “Description of Notes” section in the Prospectus Supplement, so that such provision reflects a verbatim recitation of a provision of such “Description of Notes”; or

(9)

to evidence and provide for the acceptance of appointment hereunder of a trustee other than HSBC Bank USA, National Association, as trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts under the Indenture by more than one trustee, pursuant to the requirements thereunder.

(B)

Section 902 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 902

Supplemental Indentures With Consent of Holders.

Except as provided below in this Section 902, the Indenture may be amended with the consent of the Holders of a majority in principal amount of the Notes then outstanding voting as a single class (which consents may be obtained in connection with a tender offer or exchange for the Notes) and, subject to Sections 508 and 513 of the Base Indenture, any existing default or Event of Default (other than a default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, including Additional Interest, if any, on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture may also be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding voting as a single class (which consents may be obtained in connection with a tender offer or exchange for the Notes).

Notwithstanding the foregoing, without the consent of each Holder of an outstanding Note affected thereby, no amendment may:

(1)

reduce the amount of Notes whose Holders must consent to an amendment or waiver;

(2)

reduce the rate of or extend the time for payment of interest on any Note;

(3)

reduce the principal of or extend the Stated Maturity of any Note;

(4)

make any change that adversely affects the conversion rights of any Notes;

(5)

reduce the Fundamental Change Purchase Price of any Note or modify in any manner adverse to the Holders of Notes the Company’s obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6)

make any Note payable in money or payable in a place other than that stated in the Note;

(7)

impair the right of any Holder of Notes to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(8)

make any change in the amendment provisions of this Article 8 which require each Holder’s consent or in the waiver provisions of the Indenture;

(9)

make any change to the subordination provisions (including definitions) of the Indenture that would adversely affect the Holders of Notes in any material respect; or

(10)

make any change in any Subsidiary Guarantee that would adversely affect the Holders of Notes in any material respect.

In addition, no amendment may be made to the subordination provisions of the Indenture that adversely affects the rights of any holder of Senior Indebtedness of the Company or any Subsidiary then outstanding unless the holders of such Senior Indebtedness (or their Representative) consent to such change.

It shall not be necessary for any Act of Holders under this Section 902 to approve the particular form of any proposed supplemental indenture or waiver, but it shall be sufficient if such Act shall approve the substance thereof.

ARTICLE 9

INAPPLICABLE PROVISIONS OF THE BASE INDENTURE

Section 9.01. Redemption of Securities.  The provisions of Article 11 of the Base Indenture shall not apply to the Notes.

Section 9.02. Sinking Funds.  The provisions of Article 12 of the Base Indenture shall not apply to the Notes.

ARTICLE 10

CERTAIN COVENANTS

Section 10.01.Future Subsidiary Guarantors.  (a) Not later than 30 days after any of the Company’s Subsidiaries guarantees any Designated Senior Subordinated Indebtedness, the Company will cause such Subsidiary to execute and deliver an indenture supplemental to the Indenture and thereby give a Subsidiary Guarantee and become a Subsidiary Guarantor which shall be bound by the Subsidiary Guarantee of the Notes in the form set forth in this Supplemental Indenture in Exhibit E entitled “Form of Subsidiary Guarantee”. Any such Guarantee of the Notes shall be pari passu (or senior) to the Guarantee of such other Designated Senior Subordinated Indebtedness.

(b)

The Holders of the Notes will be deemed to have consented to the release of the Guarantee of the Notes provided by a Subsidiary Guarantor, without any action required on the part of the Trustee or any Holder of the Notes, upon such Subsidiary Guarantor ceasing to guarantee all Designated Senior Subordinated Indebtedness. Accordingly, if the Holders of all such Indebtedness agree to release a Subsidiary Guarantor from its Guarantee of such Indebtedness, the obligations of such Subsidiary to Guarantee the Notes will immediately terminate, and if such Indebtedness is repaid in full, the obligations of the Subsidiaries to Guarantee the Notes will immediately terminate, unless such Subsidiaries subsequently Guarantee any other Designated Senior Subordinated Indebtedness. If any of the Subsidiaries Guarantee any Designated Senior Subordinated Indebtedness, then such Subsidiaries will be required to Guarantee the Notes.

In addition, a Subsidiary Guarantor will be released and relieved from all its obligations under its Subsidiary Guarantee in the following circumstances:

(i)

upon the sale or other disposition (including by way of consolidation or merger), in one transaction or a series of related transactions, of a majority of the total voting power of the capital stock or other equity interests of such Subsidiary Guarantor (other than to the Company or any Affiliate of the Company); or

(ii)

upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor (other than to the Company or any Affiliate of the Company).

At the Company’s request, the Trustee will execute and deliver any documents, instructions or instruments evidencing the consent of the Holders of Notes to any such release.

Each Subsidiary Guarantee shall be limited to an amount not to exceed the maximum amount that can be guaranteed by that Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

Section 10.02. Limitation on Other Senior Subordinated Indebtedness.  The Company will not create, incur, assume, guarantee or in any other manner become liable with respect to any Indebtedness that is expressly by its terms subordinate or junior in right of payment to any Senior Indebtedness of the Company and senior in any respect in right of payment to the Notes.

It is acknowledged that unsecured Indebtedness is not deemed to be subordinated or junior to secured Indebtedness merely because it is unsecured, and Senior Indebtedness is not deemed to be subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

ARTICLE 11

SUBORDINATION

Section 11.01. Subordination.  The last sentence in the third paragraph in Section 1401(a) of the Base Indenture is deleted and superseded in its entirety by the following sentence:

“(It being understood that any subsequent action, or any breach of any covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).”

ARTICLE 12

MISCELLANEOUS

Section 12.01. Trust Indenture Act.  Section 107 of the Base Indenture shall be amended by deleting the text:

“If any provision hereof limits, qualifies or conflicts with the duties imposed by any of Sections 310 through 317, inclusive, of the Trust Indenture Act through the operation of Section 318(c) thereof, such imposed duties shall control” and replacing it with the text “If any provision of this Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such provision or requirement of the Trust Indenture Act shall control”.

Section 12.02. Separability Clause.  Section 110 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 110.

Separability Clause

In case any provision in this Supplemental Indenture or in any Note or in a related Subsidiary Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.03. Benefits of Indenture.  Section 111 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 111.

Benefits of Indenture.

Nothing in this Supplemental Indenture or in the Notes or any Subsidiary Guarantee expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Conversion Agent, any Bid Solicitation Agent, any authenticating agent, any Security Registrar and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 12.04. Governing Law.  Section 112 of the Base Indenture shall be deleted in its entirety and replaced with the following:

Section 112.

Governing Law.

THE BASE INDENTURE, THE SUPPLEMENTAL INDENTURE, THE NOTES AND ANY RELATED SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 12.05. Calculations.  The following shall be added to the Base Indenture as Section 117:

Section 117.

Calculations.

Except as otherwise provided in this Supplemental Indenture, the Company shall be responsible for making all calculations called for under the Notes.  These calculations include, but are not limited to, determinations of any Last Reported Sale Prices of Common Stock, accrued interest payable on the Notes, the Settlement Amount and the Conversion Rate.  The Company and its agents, if any, shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of Notes.  The Company shall provide a schedule of its calculations to each of the Trustee and the Conversion Agent (if different than the Trustee), and each of the Trustee and Conversion Agent (if different than the Trustee) is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification.  The Trustee will forward the Company’s calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of the Company.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

Attest: Name: Title:	TEREX CORPORATION, as the Company
By:
Name:
Title:

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

SCHEDULE A

The following table sets forth the amount, if any, by which the Conversion Rate per $1,000 principal amount of Notes will increase pursuant to Section 4.06 of this Supplemental Indenture for each Stock Price and Effective Date set forth below:

Effective date	Stock Price
	$13.00	$15.00	$17.50	$20.00	$22.50	$25.00	$27.50	$30.00	$35.00	$40.00	$45.00	$50.00	$60.00
June 3, 2009	15.3846	11.6174	8.5316	6.4910	5.0687	4.0344	3.2558	2.6532	1.7920	1.2182	0.8198	0.5370	0.1895
June 1, 2010	15.3846	11.4136	8.1992	6.1242	4.7158	3.7150	2.9760	2.4125	1.6192	1.0968	0.7360	0.4802	0.1661
June 1, 2011	15.3846	11.1181	7.6991	5.5834	4.2017	3.2540	2.5749	2.0695	1.3746	0.9249	0.6160	0.3970	0.1279
June 1, 2012	15.3846	10.6639	6.9826	4.8220	3.4906	2.6278	2.0400	1.6200	1.0643	0.7135	0.4732	0.3017	0.0885
June 1, 2013	15.3846	9.8125	5.8116	3.6508	2.4473	1.7457	1.3120	1.0253	0.6704	0.4521	0.2997	0.1878	0.0436
June 1, 2014	15.3846	8.0003	3.6805	1.7505	0.9279	0.5764	0.4146	0.3262	0.2240	0.1561	0.1042	0.0627	0.0007
June 1, 2015	15.3846	5.1282	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

EXHIBIT A

[FORM OF FACE OF NOTE]

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY (THE “DEPOSITARY”) TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, HAS AN INTEREST HEREIN.

TEREX CORPORATION

4.00% Convertible Senior Subordinated Notes Due 2015

No.                                                                                                                                                                                          $

CUSIP No. 880779 AV5

TEREX CORPORATION, a company duly organized under the laws of the state of Delaware (herein called the “Company”, which term includes any successor company under the Indenture hereinafter referred to), for value received, hereby promises to pay CEDE & CO., or registered assigns, the principal sum of $            (         U.S. Dollars) (or such lesser principal amount as shall be specified in the “Schedule of Exchanges of Securities” attached hereto) on June 1, 2015, and to pay interest thereon from June 3, 2009, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on June 1 and December 1 of each year, commencing December 1, 2009, at the rate per annum provided in the title hereof, until the principal hereof is paid or the Notes are earlier converted or repurchased or made available for payment.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the Close of Business on the Regular Record Date for such interest, which shall be May 15 or November 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and such Defaulted Interest and (to the extent lawful) interest on such Defaulted Interest at the rate borne by the Notes may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the Close of Business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

Interest on this Note shall be computed on the basis of a 360-day year of twelve 30-day months.

Payment of the principal of (and premium, if any, on) and interest including Additional Interest (as defined in the Indenture), if any, on this Note will be made at the office or agency of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, in coin or currency of the United States of America, provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or by wire transfer to an account maintained by the payee located inside the United States.  Notwithstanding the foregoing, payment of interest in respect of Notes represented by Global Notes shall be made in accordance with procedures required by the Depositary.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

[Remainder of page intentionally left blank]

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, TEREX CORPORATION has caused this instrument to be duly executed.

Dated:  June 3, 2009

TEREX CORPORATION
By:
Name:
Title:

TEREX CORPORATION
By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Notes referred to in the within-mentioned Indenture.

Dated:  June 3, 2009

HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee
By:
Name:
Title:

[FORM OF REVERSE OF NOTE]

TEREX CORPORATION

4.00% Convertible Senior Subordinated Notes Due 2015

This Note is one of a duly authorized issue of securities of the Company designated as its 4.00% Convertible Senior Subordinated Notes due 2015 (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of July 20, 2007, as supplemented (herein called the “Base Indenture”) and as further supplemented by the Second Supplemental Indenture dated as of June 3, 2009 (herein called the “Supplemental Indenture” and the Base Indenture, as supplemented by the Second Supplemental Indenture, the “Indenture”) among the Company and HSBC BANK USA, NATIONAL ASSOCIATION, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which the Base Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered.

Capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Indenture.

The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) (the “TIA”), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms.

This Note is not subject to redemption at the option of the Company and, for the avoidance of doubt, this Note is not subject to the provisions of Articles Eleven or Twelve of the Base Indenture.

As provided in and subject to the provisions of the Indenture, upon the occurrence of a Fundamental Change, the Holder has the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes or any portion thereof (in principal amounts of $1,000 or integral multiples thereof) on the Fundamental Change Purchase Date at a price equal to the Fundamental Change Purchase Price.

As provided in and subject to the provisions of the Indenture, the Holder hereof has the right, at its option, (x) upon the occurrence of certain conditions specified in the Indenture, prior to the Close of Business on the Business Day immediately preceding December 1, 2014 and (y) on or after December 1, 2014 until the Close of Business on the second Scheduled Trading Day immediately preceding June 1, 2015, to convert this Note or a portion thereof that is $1,000 or an integral multiple thereof, into cash or a combination of cash and Common Stock if applicable, in accordance with the terms of the Indenture, at the applicable Conversion Rate specified in the Indenture, as adjusted from time to time as provided in the Indenture.

As provided in and subject to the provisions of the Indenture, the Company will make all payments and deliveries in respect of the Fundamental Change Purchase Price and the principal amount on the Stated Maturity thereof, as the case may be, to the Holder who surrenders a Note to the Paying Agent to collect such payments in respect of the Note.  The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding.  The Indenture also contains provisions permitting the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults or Events of Defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, in case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and interest including Additional Interest, if any, on all Notes may be declared due and payable, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture; provided that upon the occurrence of an Event of Default specified in Section 5.01(i) of the Supplemental Indenture with respect to the Company, the principal amount of, and interest including Additional Interest, if any, on, all the Notes shall automatically become due and payable.

As provided in the Indenture, the Notes will not be subject to certain legal defeasance or covenant defeasance or satisfaction and discharge provisions of the Base Indenture.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest including Additional Interest, if any, on this Note at the time, place and rate, and in the coin and currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable in registered form without coupons in denominations of $1,000 and any integral multiple thereof.  As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

If money deposited with the Trustee or any applicable agent for the payment of principal of, premium, if any, or interest on, the Notes remains unclaimed for two years, the Trustee and such paying agent shall return the money to the Company.  After that, Holders entitled to the money must look to the Company for payment unless applicable abandoned property law designates another Person and all liability of the Trustee and such paying agent shall cease.  Other than as set forth in this paragraph and Section 409 of the Base Indenture, the Notes and the Indenture, respectively, do not provide for any periods for the escheatment of the payment of principal of, premium, if any, or interest on the Notes.

THIS NOTE SHALL FOR ALL PURPOSES BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.

2

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT Custodian (Cust)

TEN ENT - as tenants by the entireties	(Minor)

JT TEN - as joint tenants with right of Survivorship and not as tenants in common	Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULES OF CONVERSIONS OF SECURITIES

TEREX CORPORATION

4.00% Convertible Senior Subordinated Notes Due 2015

The initial principal amount of this Global Note is $                   (                   U.S. Dollars).  The following, conversions or purchases of a part of this Global Note have been made:

Date of Conversion	Amount of decrease in principal amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

EXHIBIT B

[FORM OF NOTICE OF CONVERSION]

To:

TEREX CORPORATION

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or a portion hereof (which is $1,000 or an integral multiple hereof) below designated, into cash or a combination of cash and Common Stock, as applicable, in accordance with the terms of the Indenture referred to in this Note, and directs that cash payable and any Common Stock issuable and deliverable upon conversion, together with any check in payment for fractional shares of Common Stock, and any Notes representing any unconverted principal amount hereof, be paid or issued and delivered, as the case may be, to the registered Holder hereof unless a different name has been indicated below.  Subject to certain exceptions set forth in the Indenture, if this notice is being delivered on a date after the Close of Business on a Regular Record Date and prior to the Open of Business on the related Interest Payment Date, this notice is accompanied by payment of an amount equal to the interest and Additional Interest, if any, payable on such Interest Payment Date of the principal of this Note to be converted.  If any shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect hereto.  Any amount required to be paid by the undersigned on account of interest and Additional Interest, if any, accompanies this Note.

Principal amount to be converted (in an integral multiple of $1,000, if less than all):

Signature(s)

Signature(s) must be guaranteed by an institution
which is a member of one of the following recognized
signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program
(STAMP); (ii) The New York Stock Exchange Medallion
Program (MNSP); (iii) The Stock Exchange Medallion
Program (SEMP) or (iv) another guarantee program
acceptable to the Trustee.

Signature Guarantee

Fill in for registration of any Common Stock and Notes if to be issued otherwise than to the registered Holder.

 (Name)

 (Address)

Please print Name and Address

(including zip code number)

Social Security or other Taxpayer

Identifying Number

EXHIBIT C

[FORM OF FUNDAMENTAL CHANGE PURCHASE NOTICE]

To:

Terex Corporation

The undersigned registered owner of this Note hereby acknowledges receipt of a notice from Terex Corporation (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and specifying the Fundamental Change Purchase Date and requests and instructs the Company to repay to the registered holder hereof in accordance with the applicable provisions of this Note and the Indenture referred to in this Note (1) the entire principal amount of this Note, or the portion thereof (that is $1,000 principal amount or an integral multiple thereof) below designated, and (2) if such Fundamental Change Purchase Date does not fall during the period after a Regular Record Date and on or prior to the corresponding Interest Payment Date, accrued and unpaid interest including Additional Interest, if any, thereon to, but excluding, such Fundamental Change Purchase Date.

In the case of certificated Notes, the certificate numbers of the Notes to be repurchased are as set forth below:

Dated:

Signature(s)

Social Security or Other Taxpayer Identification Number

principal amount to be repaid (if less than all):

$                 , 000

NOTICE:  The signature on the Fundamental Change
Purchase Notice must correspond with the name as
written upon the face of the Note in every particular
without alteration or enlargement or any change whatever.

EXHIBIT D

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                hereby sell(s), assign(s) and transfer(s) unto

(Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                                     to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed by an institution which
is a member of one of the following recognized signature
Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program
(STAMP); (ii) The New York Stock Exchange Medallion
Program (MNSP); (iii) The Stock Exchange Medallion
Program (SEMP) or (iv) another guarantee program
acceptable to the Trustee.

Signature Guarantee

EXHIBIT E

FORM OF SUBSIDIARY GUARANTEE

WHEREAS, Section 10.01 of the Supplemental Indenture dated as of June 3, 2009 between the Company and the Trustee (the “Original Supplemental Indenture”) provides, among other things, that the each Subsidiary of the Company shall execute and deliver an indenture supplemental to the Indenture and thereby give a Subsidiary Guarantee and become a Subsidiary Guarantor which shall be bound by the Subsidiary Guarantee of the Notes upon the occurrence of the conditions set forth in Section 10.01;

WHEREAS, this Supplemental Indenture shall be subject to and governed by the provisions of the Trust Indenture Act;

WHEREAS, the execution of this Supplemental Indenture has been duly authorized by the Board of Directors of each Subsidiary Guarantor and all things necessary to make this Supplemental Indenture, when executed and delivered by each Subsidiary Guarantor, a valid, binding and legal instrument according to its terms have been done and performed;

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, as follows:

The following Article 16 is hereby added to the Indenture solely with respect to the Subsidiary Guarantees pursuant to Section 10.01 of the Original Supplemental Indenture with respect to the obligations set forth below.

All terms not defined herein shall be as defined in the Original Supplemental Indenture.

ARTICLE 16

SUBSIDIARY GUARANTORS

SECTION 1601. Subsidiary Guarantee Obligations.

Each Subsidiary Guarantor hereby unconditionally and irrevocably guarantees, jointly and severally, to each Holder and to the Trustee and its successors and assigns (a) the full and punctual payment of principal of and interest on the Notes when due, whether at maturity, by acceleration, by redemption or otherwise, and all other monetary obligations of the Company under the Original Supplemental Indenture and the Notes and (b) the full and punctual performance within applicable grace periods of all other obligations of the Company under the Original Supplemental Indenture and the Notes (all the foregoing being hereinafter collectively called the “Subsidiary Guaranteed Obligations”).  Each Subsidiary Guarantor further agrees that the Subsidiary Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from such Subsidiary Guarantor and that such Subsidiary Guarantor will remain bound under this Article 16 notwithstanding any extension or renewal of any Subsidiary Guaranteed Obligation.

Each Subsidiary Guarantor waives, to the fullest extent permitted by law, presentation to, demand of, payment from and protest to the Company of any of the Subsidiary Guaranteed Obligations and also waives notice of protest for nonpayment.  Each Subsidiary Guarantor waives notice of any Default under the Notes or the Subsidiary Guaranteed Obligations.  The Obligations of each Subsidiary Guarantor hereunder shall not be affected, to the fullest extent permitted by law, by (1) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company or any other Person (including any Subsidiary Guarantor) under the Original Supplemental Indenture, the Notes or any other agreement or otherwise; (2) any extension or renewal of any thereof; or (3) the failure of any Holder or the Trustee to exercise any right or remedy against any other Subsidiary Guarantor of the Subsidiary Guaranteed Obligations.

Each Subsidiary Guarantor further agrees that its Subsidiary Guaranty herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection).

Except as expressly set forth in Section 10.01 of the Original Supplemental Indenture and Section 1614 of this Supplemental Indenture, to the fullest extent permitted by law, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Subsidiary Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, to the fullest extent permitted by law, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Notes or any other agreement, by any waiver or modification of any thereof, by any Default, failure or delay, willful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of such Subsidiary Guarantor or would otherwise operate as a discharge of such Subsidiary Guarantor as a matter of law or equity.

Each Subsidiary Guarantor further agrees that its Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or otherwise.

In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company to pay the principal of or interest on any Subsidiary Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Subsidiary Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (A) the unpaid amount of such Subsidiary Guaranteed Obligations, and (B) accrued and unpaid interest on such Subsidiary Guaranteed Obligations (but only to the extent not prohibited by law).

Each Subsidiary Guarantor shall not be entitled to any right of subrogation in respect of any Subsidiary Guaranteed Obligations guaranteed hereby until payment in full in cash or Cash Equivalents of all Subsidiary Guaranteed Obligations.  Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Subsidiary Guaranteed Obligations hereby may be accelerated as provided in Article 5 of the Original Supplemental Indenture for the purposes of such Subsidiary Guarantor’s Subsidiary Guaranty herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Subsidiary Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Subsidiary Guaranteed Obligations as provided in Article 5 of the Original Supplemental Indenture, such Subsidiary Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section.

Each Subsidiary Guarantor shall pay any and all costs and expenses (including reasonable attorneys’ fees) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 1602.  Subsidiary Guarantee Obligations Subordinated to Senior Indebtedness of Subsidiary Guarantors.  Each Subsidiary Guarantor covenants and agrees, and each Holder of the Notes, by its acceptance thereof, likewise covenants and agrees, that any payment by each Subsidiary Guarantor in respect of its Subsidiary Guarantee Obligations shall be made subject to the provisions of this Article 16, and each Person holding any Note, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees that the payment of all such Subsidiary Guarantor’s Subsidiary Guarantee Obligations shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash of all Obligations in respect of such Subsidiary Guarantor’s Senior Indebtedness, including principal, premium (if any) or interest (including post-petition interest) thereon, that the subordination is for the benefit of, and shall be enforceable directly by, the holders of such Subsidiary Guarantor’s Senior Indebtedness, and that each holder of any Subsidiary Guarantor’s Senior Indebtedness whether now outstanding or hereafter created, incurred, assumed or guaranteed shall be deemed to have acquired such Subsidiary Guarantor’s Senior Indebtedness in reliance upon the covenants and provisions contained in this Indenture and the Notes. Only Indebtedness of a Subsidiary Guarantor that is Senior Indebtedness of such Subsidiary Guarantor will rank senior to the Subsidiary Guarantee of such Subsidiary Guarantor in accordance with the provisions of the Indenture. A Subsidiary

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Guarantee will in all respects rank pari passu with all other Senior Subordinated Indebtedness of the Subsidiary Guarantor to which it relates and pari passu (or senior) to any guarantee by such Subsidiary Guarantor of Designated Senior Subordinated Indebtedness. Unsecured Indebtedness is not deemed to be subordinated or junior to secured Indebtedness merely because it is unsecured.

SECTION 1603.  No Payment on Notes in Certain Circumstances.  (a)  No Subsidiary Guarantor may, and no other Person on behalf of such Subsidiary Guarantor may, make any payment or deposit with respect to the Subsidiary Guarantee (collectively, “pay the Subsidiary Guarantee”) if (i) any amount of principal, interest or other payments due under any Designated Senior Indebtedness of such Subsidiary Guarantor or the Company has not been paid when due beyond any applicable grace period whether at maturity, upon redemption, by declaration or otherwise or (ii) any other default on Designated Senior Indebtedness of such Subsidiary Guarantor or the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, the default has been cured or waived in writing and any such acceleration has been rescinded or such Designated Senior Indebtedness has been paid in full, after which such Subsidiary Guarantor shall resume making any and all required payments in respect of the Subsidiary Guaranty, including any missed payments. However, a  Subsidiary Guarantor may pay the Subsidiary Guarantee without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representative of the Designated Senior Indebtedness guaranteed by such Subsidiary Guarantor with respect to which either of the events set forth in clause (i) or (ii) of the immediately preceding sentence has occurred and is continuing, after which such Subsidiary Guarantor shall resume making any and all required payments in respect of the Subsidiary Guaranty, including any missed payments. During the continuance of any default (other than a default described in clause (i) or (ii) of the second preceding sentence) with respect to any Designated Senior Indebtedness of a Subsidiary Guarantor or the Company pursuant to which the maturity thereof may be accelerated either immediately without further notice (except such notice as may be required to effect such acceleration) or upon the expiration of any applicable grace periods, such Subsidiary Guarantor may not pay the Subsidiary Guarantee for a period (a “Guarantee Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to such Subsidiary Guarantor) of written notice (a “Guarantee Blockage Notice”) of such default from the Representative of the holders of such Designated Senior Indebtedness of such Subsidiary Guarantor or the Company specifying an election to effect a Guarantee Payment Blockage Period and ending 179 days thereafter (or earlier if such Guarantee Payment Blockage Period is terminated (A) by written notice to the Trustee and such Subsidiary Guarantor from the Person or Persons who gave such Guarantee Blockage Notice (B) because the default giving rise to such Guarantee Blockage Notice is no longer continuing (solely as evidenced by written notice to the Trustee by the Representative of such Designated Senior Indebtedness which notice shall be promptly delivered), or (C) because such Designated Senior Indebtedness of such Subsidiary Guarantor and the related Designated Senior Indebtedness of the Company has been repaid in full). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this paragraph), unless the holders of such Designated Senior Indebtedness of such Subsidiary Guarantor or the Company or the Representative of such holders has accelerated the maturity of such Designated Senior Indebtedness of such Subsidiary Guarantor or the Company, such Subsidiary Guarantor may resume payments on the Subsidiary Guarantee after the end of such Guarantee Payment Blockage Period including any missed payments. The Subsidiary Guarantee shall not be subject to more than one Guarantee Payment Blockage Period in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness guaranteed by such Subsidiary Guarantor during such period. No default which exists or was continuing on the date of commencement of any Blockage Period with respect to the Designated Senior Indebtedness of a Subsidiary Guarantor or the Company under this Section 1603 shall be, or shall be made, the basis for the commencement of a second Blockage Period by the Representative of such Designated Senior Indebtedness of such Subsidiary Guarantor whether or not within a period of 360 consecutive days unless such default shall have been cured or waived in writing for a period of not less than 90 consecutive days. (It being acknowledged that any subsequent action, or any breach of any covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to a default pursuant to any provisions under which a default previously existed or was continuing shall constitute a new default for this purpose).

(b)  If, notwithstanding the foregoing, any payment shall be received by the Trustee or any Holder when such payment is prohibited by Section 1603(a), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Subsidiary Guarantor’s Senior Indebtedness (pro rata to such holders on the basis of the respective amount of such Subsidiary Guarantor’s Senior Indebtedness held by such holders) or their respective Representatives, as their respective interests may appear. The Trustee shall be entitled to rely on information regarding amounts then due and owing on such Subsidiary

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Guarantor’s Senior Indebtedness, if any, received from the holders of such Subsidiary Guarantor’s Senior Indebtedness (or their Representatives) or, if such information is not received from such holders or their Representatives, from such Subsidiary Guarantor and only amounts included in the information provided to the Trustee shall be paid to the holders of such Subsidiary Guarantor’s Senior Indebtedness.

The provisions of this Section shall not apply to any payment with respect to which Section 1604 would be applicable.

Nothing contained in this Article 16 shall limit the right of the Trustee or the Holders of Notes to take any action to accelerate the maturity of the Notes pursuant to Section 502 of the Original Supplemental Indenture or to pursue any rights or remedies hereunder; provided that all Senior Indebtedness of the Company thereafter due or declared to be due shall first be paid in full in cash or before the Holders are entitled to receive any payment of any kind or character with respect to Obligations on the Notes.

SECTION 1604.  Payment Over of Proceeds upon Dissolution, Etc.  (a)  Upon any payment or distribution of assets of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to such Subsidiary Guarantor or its property, whether voluntary or involuntary, all Obligations due or to become due upon all of such Subsidiary Guarantor’s Senior Indebtedness shall first be paid in full in cash, or such payment duly provided for to the satisfaction of the holders of such Subsidiary Guarantor’s Senior Indebtedness, before any payment or distribution of any kind or character is made on account of any Obligations with respect to the Subsidiary Guarantee of such Subsidiary Guarantor, or for the acquisition of such Subsidiary Guarantee for cash or property or otherwise. Upon any such total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding, any payment or distribution of assets of such Subsidiary Guarantor of any kind or character, whether in cash, property or securities, to which the Holders of the Notes or the Trustee under this Indenture would be entitled, except for the provisions hereof, shall be paid by such Subsidiary Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders or by the Trustee under this Indenture if received by them, directly to the holders of such Subsidiary Guarantor’s Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of such Subsidiary Guarantor’s Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Subsidiary Guarantor’s Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Subsidiary Guarantor’s Senior Indebtedness remaining unpaid until all such Subsidiary Guarantor’s Senior Indebtedness has been paid in full in cash after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Subsidiary Guarantor’s Senior Indebtedness.

(b)  To the extent any payment of any Subsidiary Guarantor’s Senior Indebtedness (whether by or on behalf of such Subsidiary Guarantor, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar Person, such Subsidiary Guarantor’s Senior Indebtedness or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

(c)  If, notwithstanding the foregoing, any payment or distribution of assets of any Subsidiary Guarantor of any kind or character, whether in cash, property or securities, shall be received by any Holder or the Trustee when such payment or distribution is prohibited by this Section 1604, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Subsidiary Guarantor’s Senior Indebtedness (pro rata to such holders on the basis of the respective amount of such Subsidiary Guarantor’s Senior Indebtedness held by such holders) or their respective Representatives, or to the trustee or trustees under any indenture pursuant to which any of such Subsidiary Guarantor’s Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of such Subsidiary Guarantor’s Senior Indebtedness remaining unpaid until all such Subsidiary Guarantor’s Senior Indebtedness has been paid in full in cash, after giving effect to any concurrent payment, distribution or provision therefor to or for the holders of such Subsidiary Guarantor’s Senior Indebtedness.

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(d)  The consolidation of any Subsidiary Guarantor with, or the merger of any Subsidiary Guarantor with or into, another corporation or the liquidation or dissolution of any Subsidiary Guarantor following the conveyance or transfer of all or substantially all of its assets, to another corporation upon the terms and conditions provided in Article Eight hereof and as long as permitted under the terms of such Subsidiary Guarantor’s Senior Indebtedness shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume such Subsidiary Guarantor’s obligations hereunder in accordance with Article Eight hereof.

SECTION 1605.  Payments May Be Paid Prior to Dissolution.  Nothing contained in this Article 16 or elsewhere in this Indenture shall prevent (i) any Subsidiary Guarantor, except under the conditions described in Sections 1603 and 1604, from making payments at any time for the purpose of making payments in respect of this Subsidiary Guarantee, or from depositing with the Trustee any moneys for such payments, or (ii) in the absence of actual knowledge by the Trustee that a given payment would be prohibited by Section 1603 or 1604, the application by the Trustee of any moneys deposited with it for the purpose of making such payments to the Holders entitled thereto unless at least two Business Days prior to the date upon which such payment would otherwise become due and payable a Trust Officer shall have actually received the written notice provided for in the third sentence of Section 1603(a) or in Section 1608 (provided that, notwithstanding the foregoing, such application shall otherwise be subject to the provisions of the first sentence of Section 1603(a), 1603(b) and Section 1604). Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any dissolution, winding-up, liquidation or reorganization of such Subsidiary Guarantor.

SECTION 1606.  Subrogation.  Subject to the payment in full in cash of all Subsidiary Guarantor Senior Indebtedness, the Holders of the Obligations of any Subsidiary Guarantor shall be subrogated to the rights of the holders of such Subsidiary Guarantor’s Senior Indebtedness to receive payments or distributions of cash, property or securities of such Subsidiary Guarantor applicable to such Subsidiary Guarantor’s Senior Indebtedness until the Obligations of such Subsidiary Guarantor under the Subsidiary Guarantee shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the holders of such Subsidiary Guarantor’s Senior Indebtedness by or on behalf of such Subsidiary Guarantor or by or on behalf of the Holders by virtue of this Article 16 which otherwise would have been made to the Holders shall, as between such Subsidiary Guarantor and the Holders of such Subsidiary Guarantor’s Obligations, be deemed to be a payment by such Subsidiary Guarantor to or on account of such Subsidiary Guarantor’s Senior Indebtedness, it being understood that the provisions of this Article 16 are and are intended solely for the purpose of defining the relative rights of the Holders of such Subsidiary Guarantor’s Obligations, on the one hand, and the holders of such Subsidiary Guarantor’s Senior Indebtedness, on the other hand.

If any payment or distribution to which the Holders would otherwise have been entitled but for the application of the provisions of this Article 16 shall have been applied, pursuant to the provisions of this Article 16, to the payment of amounts payable under Senior Indebtedness of any Subsidiary Guarantor, then the Holders shall be entitled to receive from the holders of such Senior Indebtedness any payments or distributions received by such holders of Senior Indebtedness in excess of the amount sufficient to pay all amounts payable under or in respect of such Senior Indebtedness in full in cash.

SECTION 1607.  Obligations of Subsidiary Guarantor Unconditional.  Nothing contained in this Article 16 or elsewhere in this Indenture or in the Notes is intended to or shall impair, as among the Subsidiary Guarantors, their respective creditors other than the holders of such Subsidiary Guarantor’s Senior Indebtedness, and the Holders, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay to the Holders the Subsidiary Guarantee Obligations as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders and creditors of such Subsidiary Guarantor other than the holders of such Subsidiary Guarantor’s Senior Indebtedness, nor shall anything herein or therein prevent the Holder of any Note or the Trustee on its behalf from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, in respect of cash, property or securities of such Subsidiary Guarantor received upon the exercise of any such remedy.

SECTION 1608.  Notice to Trustee.  Each Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to such Subsidiary Guarantor which would prohibit the making of any payment to or by the Trustee in respect of the Subsidiary Guarantee or the Notes pursuant to the provisions of this Article 16. Regardless of anything to the contrary contained in

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this Article 16 or elsewhere in this Indenture, the Trustee shall not be charged with knowledge of the existence of any default or event of default with respect to any Subsidiary Guarantor’s Senior Indebtedness or of any other facts which would prohibit the making of any payment to or by the Trustee unless and until the Trustee shall have received notice in writing from such Subsidiary Guarantor or from a holder of such Subsidiary Guarantor’s Senior Indebtedness or a Representative therefor, and, prior to the receipt of any such written notice, the Trustee shall be entitled to assume (in the absence of actual knowledge to the contrary) that no such facts exist.

If the Trustee determines in good faith that any evidence is required with respect to the right of any Person as a holder of such Subsidiary Guarantor’s Senior Indebtedness to participate in any payment or distribution pursuant to this Article 16, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amounts of such Subsidiary Guarantor’s Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 16, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 1609.  Reliance on Judicial Order or Certificate of Liquidating Agent.  Upon any payment or distribution of assets of any Subsidiary Guarantor referred to in this Article 16, the Trustee, subject to the provisions of Article Six hereof, and the Holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending so long as such order gives effect to the provisions of this Article 16 or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Trustee or the Holders of the Notes, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of each Subsidiary Guarantor’s Senior Indebtedness and other Indebtedness of any Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 16.

SECTION 1610.  Trustee’s Relation to Subsidiary Guarantor’s Senior Indebtedness.  The Trustee, any agent of the Trustee and any agent of any Subsidiary Guarantor shall be entitled to all the rights set forth in this Article 16 with respect to the respective Subsidiary Guarantor’s Senior Indebtedness which may at any time be held by it in its individual or any other capacity to the same extent as any other holder of the respective Subsidiary Guarantor’s Senior Indebtedness and nothing in this Indenture shall deprive the Trustee or any such agent of any of its rights as such holder.

With respect to the holders of the respective Subsidiary Guarantor’s Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 16, and no implied covenants or obligations with respect to the holders of the respective Subsidiary Guarantor’s Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of any Subsidiary Guarantor’s Senior Indebtedness.

Whenever a distribution is to be made or a notice given to holders or owners of any Subsidiary Guarantor’s Senior Indebtedness, the distribution may be made and the notice may be given to their Representative, if any.

SECTION 1611.  Subordination Rights Not Impaired by Acts or Omissions of Subsidiary Guarantors or Holders of Subsidiary Guarantors’ Senior Indebtedness.  No right of any present or future holders of any Subsidiary Guarantor’s Senior Indebtedness to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of such Subsidiary Guarantor or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by such Subsidiary Guarantor with the terms of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of any Subsidiary Guarantor’s Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee, without incurring responsibility to the Trustee or the Holders of the Notes and without impairing or releasing the subordination provided in this Article 16 or the obligations hereunder of the Holders of the Notes to the holders of such Subsidiary Guarantor’s Senior Indebtedness, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, such Subsidiary Guarantor’s Senior Indebtedness, or otherwise amend or supplement in any manner

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such Subsidiary Guarantor’s Senior Indebtedness, or any instrument evidencing the same or any agreement under which such Subsidiary Guarantor’s Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing such Subsidiary Guarantor’s Senior Indebtedness; (iii) release any Person liable in any manner for the payment or collection of such Subsidiary Guarantor’s Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against such Subsidiary Guarantor and any other Person.

SECTION 1612.  Noteholders Authorize Trustee To Effectuate Subordination of Notes.  Each Holder of Notes by its acceptance of them authorizes and expressly directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate, as between the holders of each Subsidiary Guarantor’s Senior Indebtedness and the Holders of Notes, the subordination provided in this Article 16, and appoints the Trustee its attorney-in-fact for such purposes, including, in the event of any dissolution, winding-up, liquidation or reorganization of such Subsidiary Guarantor (whether in bankruptcy, insolvency, receivership, reorganization or similar proceedings or upon an assignment for the benefit of creditors or otherwise) tending towards liquidation of the business and assets of such Subsidiary Guarantor, the filing of a claim for the unpaid balance of its Notes and accrued interest in the form required in those proceedings.

If the Trustee does not file a proper claim or proof of debt in the form required in such proceeding prior to 30 days before the expiration of the time to file such claim or claims, then the holders of each Subsidiary Guarantor’s Senior Indebtedness or their Representative are or is hereby authorized to have the right to file and are or is hereby authorized to file an appropriate claim for and on behalf of the Holders of said Notes. Nothing herein contained shall be deemed to authorize the Trustee or the holders of any Subsidiary Guarantor’s Senior Indebtedness or their respective Representatives to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee or the holders of any Subsidiary Guarantor’s Senior Indebtedness or their Representatives to vote in respect of the claim of any Holder in any such proceeding.

SECTION 1613.  This Article 16 Not To Prevent Events of Default.  The failure to make a payment on account of Obligations of any Subsidiary Guarantor by reason of any provision of this Article 16 will not be construed as preventing the occurrence of an Event of Default. Nothing contained in this Article 16 shall limit the right of the Trustee or the Holders to take any action or accelerate the maturity of the Notes pursuant to Article 5 or to pursue any rights or remedies hereunder or under applicable law, subject to the rights, if any, under this Article 16 of the holders from time to time, of Senior Indebtedness of any Subsidiary Guarantor.

SECTION 1614.  Maximum Amount; Contribution.  Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. Each Subsidiary Guarantor that makes a payment or distribution under a Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor in a pro rata amount based on the fair market value of the net assets of each Subsidiary Guarantor.

SECTION 1615.  Counterparts.  The Subsidiary Guarantee shall be enforceable whether or not the Subsidiary Guarantor has executed a counterpart to the Note, and no signature by the Subsidiary Guarantor on the Note shall be required.

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IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and attested, all as of the day and year first above written.

[INSERT NAME OF SUBSIDIARY GUARANTOR]

Attest:	By:
Name:	Name:
Title:	Title:

HSBC BANK USA,
NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

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